                                                                     EXHIBIT T3C






                        ALDERWOODS GROUP, INC., as Issuer




                                       and



          WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee



                                    INDENTURE




                           Dated as of January 2, 2002





                                  $250,000,000




                        11% Senior Secured Notes due 2007

                                TABLE OF CONTENTS




                                                                                                         PAGE
ARTICLE 1   DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION........................................1

         SECTION 1.01    DEFINITIONS.......................................................................1

         SECTION 1.02    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT................................15

         SECTION 1.03    RULES OF CONSTRUCTION............................................................15

ARTICLE 2   THE FIVE-YEAR NOTES...........................................................................16

         SECTION 2.01    ISSUANCE OF FIVE-YEAR NOTES......................................................16

         SECTION 2.02    RESTRICTIVE LEGEND...............................................................17

         SECTION 2.03    EXECUTION AND AUTHENTICATION.....................................................17

         SECTION 2.04    REGISTRAR AND PAYING AGENT.......................................................18

         SECTION 2.05    PAYING AGENT TO HOLD MONEY IN TRUST..............................................18

         SECTION 2.06    HOLDER LISTS.....................................................................18

         SECTION 2.07    TRANSFER AND EXCHANGE............................................................18

         SECTION 2.08    REPLACEMENT NOTES................................................................19

         SECTION 2.09    BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE............................................19

         SECTION 2.10    OUTSTANDING FIVE-YEAR NOTES......................................................20

         SECTION 2.11    TREASURY NOTES...................................................................20

         SECTION 2.12    TEMPORARY NOTES..................................................................20

         SECTION 2.13    CANCELLATION.....................................................................20

         SECTION 2.14    DEFAULTED INTEREST...............................................................21

         SECTION 2.15    CUSIP NUMBER.....................................................................21

         SECTION 2.16    DEPOSIT OF MONEYS................................................................21

         SECTION 2.17    ISSUANCE OF NOTES IN EXCESS OF $250,000,000 PURSUANT TO PLAN OF
                         REORGANIZATION...................................................................21

ARTICLE 3   REDEMPTION OF FIVE-YEAR NOTES.................................................................21

         SECTION 3.01    OPTIONAL REDEMPTION..............................................................21

         SECTION 3.02    MANDATORY REDEMPTION.............................................................22

         SECTION 3.03    SELECTION OF FIVE-YEAR NOTES TO BE REDEEMED......................................22

         SECTION 3.04    NOTICE OF REDEMPTION.............................................................22

         SECTION 3.05    EFFECT OF NOTICE OF REDEMPTION...................................................23

         SECTION 3.06    DEPOSIT OF REDEMPTION PRICE......................................................23

         SECTION 3.07    FIVE-YEAR NOTES REDEEMED OR PURCHASED IN PART....................................23

         SECTION 3.08    AVAILABILITY FEE.................................................................23

ARTICLE 4   COVENANTS.....................................................................................24

         SECTION 4.01    PAYMENT OF FIVE-YEAR NOTES.......................................................24
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                                TABLE OF CONTENTS
                                  (continued)


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         SECTION 4.02    MAINTENANCE OF OFFICE OR AGENCY..................................................24

         SECTION 4.03    CORPORATE EXISTENCE..............................................................24

         SECTION 4.04    PAYMENT OF TAXES AND OTHER CLAIMS................................................25

         SECTION 4.05    MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS; COMPLIANCE WITH
                         LAW..............................................................................25

         SECTION 4.06    COMPLIANCE CERTIFICATES..........................................................25

         SECTION 4.07    LIMITATION ON INDEBTEDNESS.......................................................26

         SECTION 4.08    LIMITATION ON RESTRICTED PAYMENTS................................................26

         SECTION 4.09    LIMITATION ON ISSUANCES AND SALE OF STOCK BY RESTRICTED SUBSIDIARIES.............28

         SECTION 4.10    LIMITATION ON LIENS..............................................................28

         SECTION 4.11    CHANGE OF CONTROL................................................................29

         SECTION 4.12    DISPOSITION OF PROCEEDS OF ASSET SALES...........................................30

         SECTION 4.13    LIMITATION ON TRANSACTIONS WITH INTERESTED PERSONS...............................32

         SECTION 4.14    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
                         SUBSIDIARIES.....................................................................32

         SECTION 4.15    FUTURE GUARANTORS................................................................33

         SECTION 4.16    RATINGS..........................................................................33

         SECTION 4.17    COMMISSION REPORTS...............................................................33

         SECTION 4.18    RULE 144A INFORMATION REQUIREMENT................................................33

         SECTION 4.19    WAIVER OF STAY, EXTENSION OR USURY LAWS..........................................34

ARTICLE 5   SUCCESSOR CORPORATION.........................................................................34

         SECTION 5.01    WHEN ALDERWOODS MAY MERGE, ETC...................................................34

         SECTION 5.02    SUCCESSOR SUBSTITUTED............................................................35

ARTICLE 6   REMEDIES......................................................................................35

         SECTION 6.01    EVENTS OF DEFAULT................................................................35

         SECTION 6.02    ACCELERATION.....................................................................37

         SECTION 6.03    OTHER REMEDIES...................................................................37

         SECTION 6.04    WAIVER OF PAST DEFAULTS..........................................................37

         SECTION 6.05    CONTROL BY MAJORITY..............................................................38

         SECTION 6.06    LIMITATION ON SUITS..............................................................38

         SECTION 6.07    RIGHT OF HOLDERS TO RECEIVE PAYMENT..............................................38

         SECTION 6.08    COLLECTION SUIT BY TRUSTEE.......................................................38

         SECTION 6.09    TRUSTEE MAY FILE PROOFS OF CLAIMS................................................39

         SECTION 6.10    PRIORITIES.......................................................................39

         SECTION 6.11    UNDERTAKING FOR COSTS............................................................39


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                                TABLE OF CONTENTS
                                  (continued)


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         SECTION 6.12    RESTORATION OF RIGHTS AND REMEDIES...............................................39

ARTICLE 7   TRUSTEE.......................................................................................40

         SECTION 7.01    DUTIES...........................................................................40

         SECTION 7.02    RIGHTS OF TRUSTEE................................................................40

         SECTION 7.03    INDIVIDUAL RIGHTS OF TRUSTEE.....................................................41

         SECTION 7.04    TRUSTEE'S DISCLAIMER.............................................................41

         SECTION 7.05    NOTICE OF DEFAULT................................................................41

         SECTION 7.06    MONEY HELD IN TRUST..............................................................42

         SECTION 7.07    REPORTS BY TRUSTEE TO HOLDERS....................................................42

         SECTION 7.08    COMPENSATION AND INDEMNITY.......................................................42

         SECTION 7.09    REPLACEMENT OF TRUSTEE...........................................................42

         SECTION 7.10    SUCCESSOR TRUSTEE BY MERGER, ETC.................................................43

         SECTION 7.11    ELIGIBILITY; DISQUALIFICATION....................................................43

         SECTION 7.12    PREFERENTIAL COLLECTION OF CLAIMS AGAINST ALDERWOODS.............................44

ARTICLE 8   SATISFACTION AND DISCHARGE OF INDENTURE.......................................................44

         SECTION 8.01    TERMINATION OF THE OBLIGATION OF ALDERWOODS......................................44

         SECTION 8.02    LEGAL DEFEASANCE AND COVENANT DEFEASANCE.........................................45

         SECTION 8.03    APPLICATION OF TRUST MONEY.......................................................47

         SECTION 8.04    REPAYMENT TO ALDERWOODS..........................................................47

         SECTION 8.05    REINSTATEMENT....................................................................47

ARTICLE 9   AMENDMENTS, SUPPLEMENTS AND WAIVERS...........................................................48

         SECTION 9.01    WITHOUT CONSENT OF HOLDERS.......................................................48

         SECTION 9.02    WITH CONSENT OF HOLDERS..........................................................48

         SECTION 9.03    COMPLIANCE WITH TRUST INDENTURE ACT..............................................49

         SECTION 9.04    REVOCATION AND EFFECT OF CONSENTS................................................49

         SECTION 9.05    NOTATION ON OR EXCHANGE OF FIVE-YEAR NOTES.......................................49

         SECTION 9.06    TRUSTEE MAY SIGN AMENDMENTS, ETC.................................................50

ARTICLE 10  SECURITY......................................................................................50

         SECTION 10.01   SECURITY INTEREST................................................................50

         SECTION 10.02   RECORDING OF SECURITY INTERESTS; OPINIONS OF COUNSEL.............................50

         SECTION 10.03   RELEASE OF COLLATERAL............................................................51

         SECTION 10.04   RELEASE UPON DEFEASANCE OR RELEASE OF COMPANY'S OBLIGATIONS......................51

         SECTION 10.05   RELIANCE ON OPINION OF COUNSEL...................................................51



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                                TABLE OF CONTENTS
                                  (continued)


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         SECTION 10.06   PAYMENT OF EXPENSES..............................................................51

         SECTION 10.07   TRUSTEE'S DUTIES.................................................................52

ARTICLE 11  MISCELLANEOUS.................................................................................52

         SECTION 11.01   TRUST INDENTURE ACT OF 1939......................................................52

         SECTION 11.02   NOTICES..........................................................................52

         SECTION 11.03   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS......................................53

         SECTION 11.04   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT...............................53

         SECTION 11.05   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION....................................53

         SECTION 11.06   RULES BY TRUSTEE, PAYING AGENT, REGISTRAR........................................54

         SECTION 11.07   GOVERNING LAW....................................................................54

         SECTION 11.08   CONSENT TO SERVICE OF PROCESS....................................................54

         SECTION 11.09   NO INTERPRETATION OF OTHER AGREEMENTS............................................54

         SECTION 11.10   NO RECOURSE AGAINST OTHERS.......................................................54

         SECTION 11.11   SUCCESSORS.......................................................................55

         SECTION 11.12   DUPLICATE ORIGINALS..............................................................55

         SECTION 11.13   SEPARABILITY.....................................................................55

         SECTION 11.14   TABLE OF CONTENTS, HEADINGS, ETC.................................................55

         SECTION 11.15   BENEFITS OF INDENTURE............................................................55

         SECTION 11.16   FAVORED NATIONS..................................................................55

ARTICLE 12  SUBSIDIARY GUARANTEES.........................................................................55

         SECTION 12.01   GUARANTEES.......................................................................55

         SECTION 12.02   LIMITATION ON LIABILITY..........................................................57

         SECTION 12.03   SUCCESSORS AND ASSIGNS...........................................................57

         SECTION 12.04   NO WAIVER........................................................................57

         SECTION 12.05   MODIFICATION.....................................................................57

         SECTION 12.06   RELEASE OF SUBSIDIARY GUARANTORS.................................................57

SCHEDULE 1.01          SUBSIDIARY GUARANTORS
SCHEDULE 4.12          NON-CASH DISPOSABLE ASSETS
SCHEDULE 10.01         REAL PROPERTY COLLATERAL
SCHEDULE 10.02         PERFECTION

EXHIBIT A              FORM OF GLOBAL NOTE
EXHIBIT B              FORM OF PHYSICAL NOTE

         INDENTURE, dated as of January 2, 2002, among Alderwoods Group, Inc., a Delaware corporation f/k/a Loewen Group International, Inc. ("ALDERWOODS"), the Subsidiary Guarantors (as defined herein) who are or may hereafter become parties to this Indenture, and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (the "TRUSTEE").



         Each party hereto agrees as follows for the benefit of each other party and, except as otherwise provided herein, for the equal and ratable benefit of the Holders of Alderwoods' 11% Senior Secured Notes due 2007 (the "FIVE-YEAR NOTES").


                                    ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.01 DEFINITIONS.


         "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (a) assumed or created by Alderwoods or any Restricted Subsidiary in connection with an Asset Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary of any other Person.


         "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.


         "ASSET ACQUISITION" means (a) an Investment by Alderwoods or any Restricted Subsidiary in any other Person pursuant to which such Person becomes a Restricted Subsidiary, or is merged with or into Alderwoods or any Restricted Subsidiary, (b) the acquisition by Alderwoods or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person, or (c) the acquisition by Alderwoods or any Restricted Subsidiary of any division or line of business of any Person (other than a Restricted Subsidiary); PROVIDED, HOWEVER, that no Restructuring Transaction shall be deemed to constitute an "ASSET ACQUISITION".



         "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any Person other than Alderwoods or a Subsidiary Guarantor, or from one Restricted Subsidiary that is not a Subsidiary Guarantor to another such Restricted Subsidiary, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary (other than in respect of directors' qualifying shares or investments by foreign nationals mandated by applicable law), (b) all or substantially all of the properties and assets of any division or line of business of Alderwoods or any Restricted Subsidiary, or (c) any other properties or assets of Alderwoods or any Restricted Subsidiary other than properties and assets sold in the ordinary course of business; PROVIDED, HOWEVER, that no Restructuring Transaction shall be deemed to constitute an "ASSET SALE." Furthermore, for purposes of this definition, the term "ASSET SALE" shall not include any sales, transfers or other dispositions of equipment, tools or other assets (including Capital Stock of any Restricted Subsidiary), in one transaction or a series of transactions, by Alderwoods or any of its Restricted Subsidiaries not otherwise excluded from the definition of "ASSET SALE" in respect of which Alderwoods and its Restricted Subsidiaries receive cash or property with a Fair Market Value of $100,000 or less.


         "BANKRUPTCY LAW" means Title 11 of the United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.


         "BOARD OF DIRECTORS" means, except where otherwise clearly indicated, the board of directors of Alderwoods or any duly authorized committee of such board.



         "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of Alderwoods to have been duly adopted by the Board of Directors of Alderwoods and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, State of New York or the city in which the Corporate Trust Office is located, are authorized or obligated by law, regulation or executive order to close.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person, and any rights, warrants or options exchangeable or exercisable for or convertible into such capital.

         "CAPITALIZED LEASE OBLIGATION" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.


         "CASH EQUIVALENTS" means, at any time, (a) any evidence of Indebtedness with a maturity of 270 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of 270 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and rated B or better by Thompson's Bankwatch (or an equivalent rating by a comparable rating agency); (c) certificates of deposit with a maturity of 270 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; and (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 270 days from the date of acquisition; PROVIDED that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985, or any amendment or succession to such guidelines.



         "CHANGE OF CONTROL" means the occurrence on or after the Measurement Date of any of the following events: (a) any "PERSON" or "GROUP" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "BENEFICIAL OWNER" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "BENEFICIAL OWNERSHIP" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total Voting Stock of Alderwoods, under circumstances where the Permitted Holders (i) "BENEFICIALLY OWN" (as so defined) a lower percentage of the Voting Stock than such other "PERSON" or "GROUP" and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Alderwoods; (b) Alderwoods consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to another Person, or another Person consolidates with, or merges with or into, Alderwoods, in any such event pursuant to a transaction in which the outstanding Voting Stock of Alderwoods is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of Alderwoods is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount that could then be paid by Alderwoods as a Restricted Payment under the provisions hereof, and (ii) immediately after such transaction no "PERSON" or "GROUP" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "BENEFICIAL OWNER" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "BENEFICIAL OWNERSHIP" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Alderwoods (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders or stockholders of Alderwoods was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (including the failure of such individuals to be elected in a proxy contest involving a solicitation of proxies) to constitute a majority of the Board of Directors of Alderwoods then in office; or (d) Alderwoods is liquidated or dissolved or Alderwoods or its stockholders adopts a plan of liquidation regarding Alderwoods. Notwithstanding the foregoing, no Change of Control shall be deemed to result from any Restructuring Transaction.


         "CHANGE OF CONTROL OFFER" has the meaning set forth in Section 4.11.


         "COLLATERAL" means, collectively, the "Collateral" as defined in the Security Agreement and the "Mortgaged Property" as defined in the Mortgages.



         "COLLATERAL AGENT" means the collateral agent under the Security Agreement in its capacity as such for the Trustee, the Holders, the Exit Facility Agent and the Exit Facility lenders, which collateral agent shall initially be The CIT Group/Business Credit, Inc., a New York corporation.



         "COLLATERAL DOCUMENTS" has the meaning given such term in Section
10.01.


         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

         "COMMON STOCK" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common equity, whether outstanding at the Measurement Date or issued after the Measurement Date, and includes, without limitation, all series and classes of such common equity.

         "CONSOLIDATED EBITDA" means, with respect to any Person for any period, the sum of Consolidated Net Income, plus the following to the extent deducted or not included in calculating such Consolidated Net Income:

                  (a) all income tax expense;

                  (b) Consolidated Net Interest Expense;

                  (c) depreciation and amortization expense (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash on a prior period); and

                  (d) all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of the aggregate amount of Consolidated EBITDA of such Person for the most recent four full fiscal quarters preceding the date of the transaction for which financial statements are available (the "TRANSACTION DATE") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "PRIOR QUARTERS") to the aggregate amount of Consolidated Fixed Net Charges of such Person for the Prior Quarters. In addition to and without limitation of the foregoing, for purposes of this definition, "CONSOLIDATED EBITDA" and "CONSOLIDATED FIXED NET CHARGES" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Prior Quarters to and including the Transaction Date (the "REFERENCE PERIOD"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Material Asset Sales or Material Asset Acquisitions (including, without limitation, any Material Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Material Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Material Asset Sale or Material Asset Acquisition occurred on the first day of the Reference Period. Furthermore, in calculating "CONSOLIDATED FIXED NET CHARGES" for purposes of determining the denominator (but not the numerator) of this "CONSOLIDATED FIXED CHARGE COVERAGE RATIO," (i) interest on outstanding Indebtedness determined on a fluctuating basis as at the Transaction Date and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed or floating rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime, LIBOR, or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. For purposes of this calculation, a "MATERIAL ASSET ACQUISITION" is an Asset Acquisition that has a purchase price of $5,000,000 or more and a "MATERIAL ASSET SALE" is an Asset Sale that has a sale price of $5,000,000 or more.



         "CONSOLIDATED FIXED NET CHARGES" means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Net Interest Expense for such period, (b) scheduled mandatory principal payments of Indebtedness other than up to $35,000,000 of scheduled principal repayments of the Two-Year Notes, (c) the principal component of Capitalized Lease Obligations paid by such Person during such period, (d) cash dividends on Capital Stock paid by such Person during such period (excluding dividends paid to Alderwoods or any Restricted Subsidiary), all as determined on a consolidated basis in accordance with GAAP.


         "CONSOLIDATED NET INTEREST EXPENSE" means, with respect to any Person for any period, without duplication, the sum of (a) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount, (ii) the net cost under Interest Rate Protection Obligations, (iii) the interest portion of any deferred payment obligation, and (iv) all accrued interest and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP less (c) interest income of such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.


         "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, including Alderwoods and its Restricted Subsidiaries, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses, (b) the portion of net income (but not losses) of such Person and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries, (c) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (d) gains or losses in respect of any Asset Sales by such Person or its Restricted Subsidiaries, and (e) the net income of any Restricted Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders. All amounts and determinations under this definition shall be in accordance with GAAP.


         "CONSOLIDATED NET WORTH" means, with respect to any Person at any date, the consolidated stockholders' equity (or equivalent) of such Person less the amount of such stockholders' equity (or equivalent) attributable to Redeemable Capital Stock of such Person and its Restricted Subsidiaries. All amounts and determinations under this definition shall be in accordance with GAAP.


         "CONSOLIDATION" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "CONSOLIDATED" shall have a meaning correlative to the foregoing.


         "CONTROL" means, with respect to any specified Person, the power to direct the management or policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise. The terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.



         "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is located at Wells Fargo Bank Minnesota, N.A., Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, MN 55479, Attention: Corporate Trust - Alderwoods Administrator.



         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Alderwoods or any of its Restricted Subsidiaries against fluctuations in currency values.


         "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "DEPOSITARY" means The Depositary Trust Company, its nominees and their respective successors.


         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.


         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder.


         "EXCLUDED SUBSIDIARIES" means Alderwoods Life Insurance Group Inc., a Delaware corporation, Rose Hills Holding Corp., a Delaware corporation, any Subsidiary of either of the foregoing, any Special Finance Subsidiary, Fisher-Riles Funeral Insurance Company, a Mississippi corporation, Reimann Funeral Insurance Company, Inc., a Mississippi corporation, Reimann Insurance Company, Inc., a Mississippi corporation, Stephens Burial Association, Inc., a Mississippi corporation, Stephens Funeral Benefit Association, Inc., a Mississippi corporation, Thweatt Funeral Insurance Company, Inc., a Mississippi corporation, Crown Hill Memorial Park, Inc., a Texas corporation, Dudley M. Hughes Funeral Home, Inc., Dudley M. Hughes Funeral Home North Chapel, Inc., Ed
C. Smith & Brothers Funeral Directors, Inc., a Texas corporation, Hughes Funeral Homes, Inc., a Texas corporation, Hughes Funerals, Inc., a Texas corporation, Hughes Southland Funeral Home, Inc., a Texas corporation, Wensley, L.L.C., a Michigan limited liability company, and, until they emerge from bankruptcy, the entities listed on Exhibit I.A.93 to the Plan of Reorganization, Advanced Planning (Alabama), Inc., an Alabama corporation, Haakinson-Groulx Mortuary, Inc., an Oregon corporation, Hill Funeral Home, Inc., a Virginia corporation, and Johnson Funeral Home of Church Hill, Inc., a Tennessee corporation.



         "EXIT FACILITY" means the Financing Agreement, dated as of January 2, 2002, among the Exit Facility Agent, the lenders party thereto, Alderwoods and the Subsidiary Guarantors, and the documents related thereto as such facility and documents may be amended, restated, supplemented or otherwise modified from time to time, and any successor or replacement facility or other Refinancing, in whole or in part thereof.



         "EXIT FACILITY AGENT" means the agent under the Exit Facility for the Exit Facility lenders, acting as such.


         "FAIR MARKET VALUE" means, with respect to any asset, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

         "FIVE-YEAR NOTES" means the securities that are issued under this Indenture, as amended, modified or supplemented from time to time.

         "GAAP" means accounting principles generally accepted in the United States consistently applied.

         "GLOBAL NOTE" has the meaning set forth in Section 2.01.

         "GUARANTEE" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. The term "GUARANTEED" used as a verb has a corresponding meaning.


         "GUARANTEE AGREEMENT" means a supplemental indenture, in form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees Alderwoods' obligations with respect to the Five-Year Notes on the terms provided for in this indenture.



         "GUARANTY INDUCEMENT AGREEMENT" means the guaranty inducement and offset agreement among the Trustee, Alderwoods, the Subsidiary Guarantors, and the Exit Facility Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time and any successor or replacement thereof entered into in connection with any Refinancing, in whole or in part, of the Exit Facility.



         "HOLDER" means the Person in whose name a Five-Year Note is registered on the Registrar's books.


         "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (excluding current accounts payables and other accrued current liabilities incurred in the ordinary course of business and not past due), (c) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all Capitalized Lease Obligations of such Person, (e) all obligations under or in respect of Currency Agreements and Interest Rate Protection Agreements of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party under letters of credit or banker's acceptances, (g) all Guarantees of obligations of others of the kind referred to in clauses (a) through (f) above, and (h) all obligations of others of the kind referred to in clauses (a) to (f) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person.

         "INDENTURE" means this Indenture, as amended, modified, supplemented or restated from time to time, and shall include the form and terms of Five-Year Notes established as contemplated hereby.


         "INDENTURE OBLIGATIONS" means the obligations of Alderwoods to pay principal of, premium, if any, and interest on, and other amounts payable in respect of, the Five-Year Notes at the Stated Maturity of each such payment, and (to the extent permitted by applicable law) as provided in the Five-Year Notes, interest on overdue principal, if any, of, overdue interest, if any, on, and other overdue amounts, if any, payable with respect to, the Five-Year Notes and the performance of all other obligations of Alderwoods and the Subsidiary Guarantors to the Trustee and the Holders (with respect to the Five-Year Notes) under this Indenture, the Five-Year Notes and the Security Agreement, according to the terms thereunder, and all other amounts due or to become due under this Indenture and the Security Agreement.



         "INDEPENDENT FINANCIAL ADVISOR" means a firm (a) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Alderwoods and (b) that, in the judgment of the Board of Directors of Alderwoods, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "INTERCREDITOR AGREEMENT" means the intercreditor and subordination agreement among the Trustee, Alderwoods, the Subsidiary Guarantors, and the Exit Facility Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time and any successor or replacement thereof entered into in connection with any Refinancing, in whole or in part, of the Exit Facility.


         "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Five-Year Notes, as set forth therein.

         "INTEREST RATE PROTECTION AGREEMENT" means any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "INTEREST RATE PROTECTION OBLIGATIONS" means the obligations of any Person under any Interest Rate Protection Agreement.


         "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit, including any advance, or capital contribution to, or guarantee of Indebtedness of, (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock (including securities not consisting of cash or cash equivalents and received in connection with an asset sale or other disposition of assets permitted hereunder), bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "INVESTMENTS" shall exclude extensions of trade credit by Alderwoods and its Restricted Subsidiaries in the ordinary course of business in accordance with normal trade practices of Alderwoods or such Restricted Subsidiary, as the case may be.



         "LIEN" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.


         "MATURITY DATE" means, with respect to any Five-Year Note, the date on which any principal of such Five-Year Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.


         "MEASUREMENT DATE" means January 2, 2002.


         "MOODY'S" means Moody's Investors Service, Inc. and its successors and assignees.


         "MORTGAGES" has the meaning given such term in the Exit Facility.



         "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Alderwoods or any Restricted Subsidiary) net of (a) reasonable and customary brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) amounts required to be paid to any person (other than Alderwoods or any Restricted Subsidiary) owning a beneficial interest (including a Lien) in the assets subject to the Asset Sale, and (d) appropriate amounts to be provided by Alderwoods or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by Alderwoods or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that (i) excess amounts set aside for payment of taxes pursuant to clause (b) remaining after such taxes have been paid in full or the statute of limitations therefore has expired and
(ii) amounts initially held in reserve pursuant to clause (d) no longer so held shall at that time become Net Cash Proceeds.



         "OBLIGATIONS" has the meaning set forth in Section 12.01.



         "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of Alderwoods or any other executive officer of Alderwoods whose office does not currently exist but is created after the Measurement Date.



         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of Alderwoods and delivered to the Trustee.



         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Alderwoods, any Restricted Subsidiary of Alderwoods or the Trustee.



         "PARI PASSU INDEBTEDNESS" means Indebtedness of Alderwoods that ranks pari passu in right of payment with the Five-Year Notes.



         "PAYING AGENT" has the meaning set forth in Section 2.04, except that, for the purposes of Section 4.11 and Articles 3 and 8, the Paying Agent shall not be Alderwoods or a Subsidiary of Alderwoods or any of their respective Affiliates.



         "PERMITTED HOLDERS" means Angelo Gordon & Co., L.P., a Delaware limited partnership, Cerberus Capital Management, L.P., a Delaware limited partnership, Franklin Mutual Advisers, LLC, a Delaware limited liability company, GSCP (N.J.), L.P., a New Jersey limited partnership, and Oaktree Capital Management, LLC, a California limited liability company, each Affiliate of any of the foregoing, and any investment fund that is managed or advised by any of the foregoing.


         "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

                  (a) Indebtedness under the Two-Year Notes, the Seven-Year Notes, and the Unsecured Convertible Subordinated Notes;


                  (b) Indebtedness of Alderwoods or any of its Restricted Subsidiaries outstanding on the Measurement Date (which, with respect to Rose Hills Holding Corp., a Delaware corporation, and its Subsidiaries, shall be deemed to include $75,000,000 of Indebtedness under the Credit Agreement, dated as of November 19, 1996, among Rose Hills Holding Corp., a Delaware corporation, Rose Hills Company, a Delaware corporation, Goldman, Sachs & Co., The Bank of Nova Scotia, and the lenders party thereto (including any Refinancing thereof to which neither Alderwoods nor any Restricted Subsidiary (other than Rose Hills Holding Corp., a Delaware corporation, or any of its Subsidiaries) is party, the "ROSE HILLS CREDIT AGREEMENT") and $80,000,000 of Indebtedness under senior subordinated notes issued pursuant to the Indenture, dated as of November 15, 1996, between Rose Hills Company (f/k/a Rose Hills Acquisition Corp.), a Delaware company, and United States Trust Company of New York, a New York corporation (including any Refinancing thereof, the "ROSE HILLS INDENTURE"), regardless of whether the entirety of such Indebtedness is outstanding on the Measurement Date, which credit agreement and senior subordinated notes are not in any way guaranteed by Alderwoods or any Restricted Subsidiary other than Subsidiaries of Rose Hills Holding Corp., a Delaware corporation) other than Indebtedness under the Exit Facility, the Two-Year Notes, the Seven-Year Notes or the Unsecured Convertible Subordinated Notes;



                  (c) Indebtedness of Alderwoods under the Exit Facility and hereunder in an aggregate principal amount at any one time outstanding not to exceed $350,000,000;

                  (d) Interest Rate Protection Obligations of Alderwoods covering Indebtedness of Alderwoods or any of its Restricted Subsidiaries and Interest Rate Protection Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; PROVIDED, HOWEVER, that, in the case of any such Interest Rate Protection Obligations, (i) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under
Section 4.07 and (ii) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;



                  (e) Indebtedness under Currency Agreements; PROVIDED, HOWEVER, that, in the case of Currency Agreements that relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of Alderwoods and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;


                  (f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two Business Days of incurrence;

                  (g) Indebtedness incurred in respect of surety bonds, performance bonds, guarantees, letters of credit, or similar obligations in lieu thereof provided in the ordinary course of business (including any Indebtedness resulting from compliance with federal or state laws, orders or regulations pertaining to funeral home, cemetery or crematory industries or operations);


                  (h) Indebtedness of Alderwoods or any of its Restricted Subsidiaries represented by letters of credit for the account of Alderwoods or any of its Restricted Subsidiaries to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;



                  (i) (i) Indebtedness of Alderwoods the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of Alderwoods or any of its Restricted Subsidiaries and (ii) Indebtedness of any Restricted Subsidiary the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Restricted Subsidiary, in each case other than the Indebtedness refinanced, redeemed or retired on the Measurement Date or Indebtedness contemplated by clause (d), (e), (f), (g) or (h) of this covenant; PROVIDED, HOWEVER, that (x) the principal amount of Indebtedness contemplated by this clause (i) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of Alderwoods as necessary to accomplish such refinancing, plus the amount of expenses in connection therewith and (y) in the case of Indebtedness contemplated by this clause (i) to Refinance Indebtedness subordinated in right of payment to the Five-Year Notes, such Refinanced Indebtedness constitutes Indebtedness subordinated in right of payment to the Five-Year Notes to at least the same extent and has an average maturity not earlier than that of the Refinanced Indebtedness;



                  (j) Indebtedness of Alderwoods or any of its Restricted Subsidiaries represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of use, acquisition, construction or improvement of assets used in the business of Alderwoods or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding, including all Refinancing thereof, not to exceed $25,000,000;



                  (k) intercompany Indebtedness between or among Alderwoods and any Restricted Subsidiaries;



                  (l) the guarantee by Alderwoods or any Restricted Subsidiary of Indebtedness of Alderwoods or a Restricted Subsidiary contemplated by another clause of this definition on the same basis;

                  (m) Indebtedness consisting of the Subsidiary Guarantee of a Subsidiary Guarantor and any Guarantee by Alderwoods or a Subsidiary Guarantor of Indebtedness permitted under Section 4.07;



                  (n) Indebtedness of Alderwoods or any of its Restricted Subsidiaries under Canadian or United Kingdom credit facilities in an aggregate principal amount at any one time outstanding not to exceed $20,000,000 and any Refinancing thereof; and


                  (o) Indebtedness incurred pursuant to the Restructuring Transactions.


         "PERMITTED INVESTMENTS" means any of the following: (a) Investments in Alderwoods or any Subsidiary Guarantor of Alderwoods (including any Person that pursuant to such Investment becomes a Subsidiary Guarantor of Alderwoods) and any Person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Alderwoods or any Subsidiary Guarantor of Alderwoods at the time such Investment is made; (b) Investments in Cash Equivalents; (c) Investments in Currency Agreements on commercially reasonable terms entered into by Alderwoods or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of Alderwoods or its Restricted Subsidiaries to hedge against fluctuations in foreign exchange rates constituting Permitted Indebtedness; (d) loans or advances to officers, employees or consultants of Alderwoods or any of its Restricted Subsidiaries for travel and moving expenses in the ordinary course of business for bona fide business purposes of Alderwoods or any of its Restricted Subsidiaries; (e) other loans or advances to officers, employees or consultants of Alderwoods or any of its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of Alderwoods or any of its Restricted Subsidiaries not in excess of $5,000,000 in the aggregate at any one time outstanding; (f) Investments in evidences of Indebtedness, securities or other property received from another Person by Alderwoods or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by Alderwoods or any of its Restricted Subsidiaries, or for other liabilities or obligations of such other Person to Alderwoods or any of its Restricted Subsidiaries that were created, in accordance with the terms of this Indenture; (g) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by Alderwoods or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of Alderwoods or any of its Restricted Subsidiaries to hedge against fluctuations in interest rates constituting Permitted Indebtedness; (h) Investments of funds received by Alderwoods or any of its Restricted Subsidiaries in the ordinary course of business, which funds are required to be held in trust for the benefit of others by Alderwoods or such Restricted Subsidiary, as the case may be, and which funds do not constitute assets or liabilities of Alderwoods or such Restricted Subsidiary; (i) notes held by Alderwoods or any Restricted Subsidiary that were obtained by Alderwoods or such Restricted Subsidiary in connection with Asset Sales; (j) Investments not in excess of $50,000,000 in the aggregate in Subsidiaries other than Subsidiary Guarantors, PROVIDED that if any such Investment is in the form of a loan to a Subsidiary, it is evidenced by a promissory note (secured by the personal assets of that Subsidiary if such Subsidiary is organized under the laws of any state or commonwealth of the United States) and which is included in the Collateral;
(k) Investments not in excess of $20,000,000 in the aggregate in Subsidiaries other than Subsidiary Guarantors engaged in insurance businesses conducted by Alderwoods or any of its Subsidiaries on the Measurement Date or insurance businesses reasonably related thereto, PROVIDED that if any such Investment is in the form of a loan to such Subsidiary, it is evidenced by a promissory note (secured by the personal assets of that Subsidiary if such Subsidiary is organized under the laws of any state or commonwealth of the United States) and which is included in the Collateral; (l) guarantees of any of the foregoing Investments; (m) Investments in Subsidiaries existing on the Measurement Date;
(n) Investments in Restricted Subsidiaries other than Subsidiary Guarantors consisting of short-term Indebtedness owed to any such Subsidiary arising from ordinary course cash management transactions; (o) other Investments not in excess of $500,000 in the aggregate evidenced by promissory notes included in the Collateral; (p) investments in Restricted Subsidiaries other than Subsidiary Guarantors by other such Restricted Subsidiaries that are not Subsidiary Guarantors; and (q) investments in Restricted Subsidiaries other than Subsidiary Guarantors resulting from liquidations, mergers, consolidations (including the transfer of Capital Stock of Neweol Finance B.V. from Loewen Investments Two (Gibraltar) to Loewen Luxembourg (No. 4) and capital contributions in the form of forgiveness of Indebtedness) and the like of such Restricted Subsidiaries that are not Subsidiary Guarantors occurring within two weeks of the Measurement Date.


         "PERMITTED LIENS" means the following types of Liens:

                  (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which Alderwoods or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP and as to which foreclosure is stayed during the pending of such proceeding;


                  (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired and as to which foreclosure is stayed during the pending of such proceeding;


                  (e) easements, rights-of-way, zoning restrictions, cemetery dedications and restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Alderwoods or any of its Restricted Subsidiaries;


                  (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;


                  (g) any Lien existing on any asset of any Person at the time such Person becomes a Restricted Subsidiary and not created in contemplation of such event and provided such Lien is not spread to any other assets of Alderwoods and its Restricted Subsidiaries;


                  (h) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; PROVIDED, that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion thereof;


                  (i) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into Alderwoods or a Restricted Subsidiary and not created in contemplation of such event and provided such Lien is not spread to any other assets of Alderwoods and its Restricted Subsidiaries;



                  (j) any Lien existing on any asset prior to the acquisition thereof by Alderwoods or a Restricted Subsidiary and not created in contemplation of such acquisition;


                  (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (l) any extension, renewal or replacement of any Lien contemplated by the preceding clauses (g), (h), (i) or (j) hereof in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; PROVIDED that (i) such Lien shall attach solely to the same property or assets and (ii) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as at the date of such extension, renewal or refunding;


                  (m) Liens securing obligations incurred under the Exit
Facility;



                  (n) Liens created under or pursuant to the Plan of Reorganization, including the Liens provided for or deemed to attach in sections III.C.18, III.C.19 and III.E of the Plan of Reorganization;

                  (o) Interment rights of third parties regarding real property used for burial purposes; and



                  (p) Liens against Rose Hills Holding Corp., a Delaware corporation, or any of its Subsidiaries or assets of any thereof securing the Rose Hills Credit Agreement.



         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof, or any similar entity.


         "PHYSICAL NOTE" has the meaning set forth in Section 2.01.


         "PLAN OF REORGANIZATION" means the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries, dated September 10, 2001, as filed with the United States Bankruptcy Court for the District of Delaware in Jointly Administered Case No. 99-1244 (PJW), as the same has been and may be, from time to time, amended, supplemented or otherwise modified.


         "PREDECESSOR NOTES" means, with respect to any particular Five-Year Note, every previous Five-Year Note evidencing all or a portion of the same debt as that evidenced by such particular Five-Year Note; and, for the purposes of this definition, any Five-Year Notes authenticated and delivered under Section
2.08 hereof in exchange for mutilated Notes or in lieu of lost, destroyed or stolen Five-Year Notes, shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Five-Year Notes.

         "PREFERRED STOCK" means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "REDEEMABLE CAPITAL STOCK" means any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible, exchangeable or exercisable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the one year anniversary of Stated Maturity with respect to the principal of any Five-Year Note or is redeemable at the option of the holder thereof at any time prior to the one year anniversary of any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to the one year anniversary of any such Stated Maturity.


         "REDEMPTION DATE" means, with respect to any Five-Year Note to be redeemed, the date fixed by Alderwoods for such redemption pursuant to this Indenture and the terms of the Five-Year Notes.


         "REDEMPTION PRICE" means, with respect to any Five-Year Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Five-Year Notes.

         "REFINANCE" means, in respect of any Indebtedness, to finance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness, in whole or in part (including by way of a securitization transaction). "REFINANCED" and "REFINANCING" have correlative meanings.

         "REGISTRAR" has the meaning set forth in Section 2.04.

         "RESTRICTED PAYMENTS" has the meaning set forth in Section 4.08.


         "RESTRICTED SUBSIDIARY" means any Subsidiary of Alderwoods other than an Unrestricted Subsidiary.



         "RESTRUCTURING TRANSACTION" means any of the "Restructuring Transactions", as such term is defined in the Plan of Reorganization.

         "ROSE HILLS CREDIT AGREEMENT" has the meaning set forth in clause (b) of the definition of Permitted Indebtedness.



         "ROSE HILLS INDENTURE" has the meaning set forth in clause (b) of the definition of Permitted Indebtedness.


         "RULE 144A" means Rule 144A under the Securities Act.

         "SALE-LEASEBACK TRANSACTION" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person that has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "S&P" means Standard & Poor's Credit Market Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "SECURITIES ACT" means the Securities Act of 1933, as amended and the regulations promulgated thereunder.


         "SECURITY AGREEMENT" means the Security Agreement dated as of January 2, 2002 among Alderwoods, the Subsidiary Guarantors and the Collateral Agent, as amended, restated, supplemented and otherwise modified from time to time in accordance with the terms thereof.


         "SEVEN-YEAR NOTES" means the securities issued under the Seven-Year Unsecured Notes Indenture, as amended or supplemented from time to time, and any Refinancing thereof in accordance with clause (i) of the definition of Permitted Indebtedness.


         "SEVEN-YEAR INDENTURE" means the indenture, dated as of the date hereof, between Alderwoods and Wells Fargo Bank Minnesota, National Association providing for the issuance of 12 1/4% senior unsecured notes due 2009, as such indenture may be amended, modified, supplemented or restated in accordance with the terms hereof, and any Refinancing thereof in accordance with clause (i) of the definition of Permitted Indebtedness.


         "SIGNIFICANT SUBSIDIARY" means a Restricted Subsidiary that is a "SIGNIFICANT SUBSIDIARY" as defined in Rule 1.02(w) of Regulation S-X under the Securities Act.

         "SPECIAL FINANCE SUBSIDIARY" means a special purpose bankruptcy-remote subsidiary established for purposes of facilitating one or more securitization transactions.

         "STATED MATURITY" means, when used with respect to any Five-Year Note or any installment of interest thereon, the date specified in such Five-Year Note as the fixed date on which the principal of such Five-Year Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

         "SUBSIDIARY" means, with respect to any Person, (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (b) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.


         "SUBSIDIARY GUARANTOR" means each Subsidiary of Alderwoods that executes this Indenture as a guarantor and each other Subsidiary of Alderwoods that thereafter enters into a Subsidiary Guarantee pursuant to the terms of this Indenture.



         "SUBSIDIARY GUARANTEE" means a Guarantee by a Subsidiary Guarantor of Alderwoods' obligations with respect to the Five-Year Notes.


         "SURVIVING ENTITY" has the meaning set forth in Section 5.01.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the Measurement Date.

         "TRUST OFFICER" means any officer in the Corporate Trust Administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

         "TWO-YEAR NOTES" means the securities issued under the Two-Year Unsecured Notes Indenture, as amended or supplemented from time to time, and any Refinancing thereof in accordance with clause (i) of the definition of Permitted Indebtedness.


         "TWO-YEAR INDENTURE" means the indenture, dated as of the date hereof, between Alderwoods and Wells Fargo Bank Minnesota, National Association providing for the issuance of 12 1/4% senior unsecured notes due 2004, as such indenture may be amended, modified, supplemented or restated in accordance with the terms hereof, and any Refinancing thereof in accordance with clause (i) of the definition of Permitted Indebtedness.


         "U.S. GOVERNMENT OBLIGATIONS" has the meaning set forth in Section
8.02.


         "UNRESTRICTED SUBSIDIARY" means each of (a) Loewen Life Insurance Group, Inc., a Delaware corporation, any Subsidiary thereof, and any successors to any of the foregoing and (b) any Subsidiary of Alderwoods declared by the Board of Directors of Alderwoods to be an Unrestricted Subsidiary; PROVIDED, that no such Subsidiary shall be declared to be an Unrestricted Subsidiary unless (i) none of its properties or assets were owned by Alderwoods or any of its Restricted Subsidiaries immediately prior to the Measurement Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with Section 4.08, (ii) its properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and (iii) it has no Indebtedness other than Non-Recourse Indebtedness. As used above, "NON-RECOURSE INDEBTEDNESS" means Indebtedness as to which (a) neither Alderwoods nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (i) provides credit support (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) guarantees or is otherwise directly or indirectly liable, or
(iii) constitutes the lender (in each case, other than in compliance with Section 4.08) and (b) no default with respect to such Indebtedness (including any rights that the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Alderwoods or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.


         "UNSECURED CONVERTIBLE SUBORDINATED NOTES" means the securities issued under the Unsecured Convertible Subordinated Notes Indenture, as amended or supplemented from time to time, and any Refinancing thereof in accordance with clause (i) of the definition of Permitted Indebtedness.

         "UNSECURED CONVERTIBLE SUBORDINATED NOTES INDENTURE" means the indenture, dated as of the date hereof, between Alderwoods and Wells Fargo Bank Minnesota, National Association, providing for the issuance of 12 1/4% unsecured convertible subordinated notes due 2012, as such indenture may be amended, modified, supplemented or restated in accordance with the terms hereof, and any Refinancing thereof in accordance with clause (i) of the definition of Permitted Indebtedness.



         "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).



         "WHOLLY OWNED SUBSIDIARY" means any Subsidiary of which 100% of the outstanding Capital Stock is owned by Alderwoods or one or more Wholly Owned Subsidiaries of Alderwoods or by Alderwoods and one or more Wholly Owned Subsidiaries of Alderwoods. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.


         SECTION 1.02 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Five-Year Notes;


         "INDENTURE SECURITY HOLDER" means a Holder;


         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and


         "OBLIGOR" on the indenture securities means Alderwoods or any other obligor on the Five-Year Notes.


         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03 RULES OF CONSTRUCTION.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) words in the singular include the plural, and words in the plural include the singular;

                  (b) "or" is not exclusive;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America.

                                    ARTICLE 2

                               THE FIVE-YEAR NOTES

         SECTION 2.01 ISSUANCE OF FIVE-YEAR NOTES.


         The aggregate principal amount of Five-Year Notes which may be outstanding at any time under this Indenture may not exceed $250,000,000 at any time, except to the extent permitted by Sections 2.08 and 2.17. Upon the execution and delivery of this Indenture, Five-Year Notes in an aggregate principal amount of $250,000,000, and such additional amount as provided for in
Section 2.17, may be executed by Alderwoods and delivered to the Trustee for authentication. The Five-Year Notes will be secured general obligations of Alderwoods.



         The Five-Year Notes under this Indenture are being issued pursuant to the Plan of Reorganization which provides, among other things, that the Five-Year Notes and certain other securities are being issued in exchange for and in satisfaction of certain claims against Alderwoods, The Loewen Group Inc. (the former parent company of Alderwoods) or certain Debtor Subsidiaries (as defined in the Plan of Reorganization) of Alderwoods or The Loewen Group Inc. As a condition precedent to the receipt, pursuant to the Plan of Reorganization, of a Global Note or a Physical Note initially issued by Alderwoods, each holder of Allowed Claims (as defined in the Plan of Reorganization) entitled to receive Five-Year Notes pursuant to the Plan of Reorganization must, except as otherwise provided in the Plan of Reorganization, tender to the Disbursing Agent (as defined in the Plan of Reorganization) the securities in exchange for which the Five-Year Notes are being issued hereunder in accordance with the Plan of Reorganization and the confirmation order relating thereto. Accordingly, Five-Year Notes may be issued on different dates commencing on the Measurement Date, and special provision will be made in accordance with the Plan of Reorganization and the confirmation order relating thereto with respect to procedures for issuance of Five-Year Notes and certain deductions that may be made by the Disbursing Agent from amounts otherwise payable in respect of accrued interest on Five-Year Notes first issued on or after June 15, 2002. No Five-Year Note will be deemed outstanding for purposes of exercising voting or similar rights of a Holder pursuant to this Indenture unless and until it or a Predecessor Note has been issued to the Holder in compliance with such conditions of issuance as may be set forth in the Plan of Reorganization or the confirmation order relating thereto. Receipt by the Trustee of an authentication order from Alderwoods or the Disbursing Agent will be sufficient evidence of compliance with such conditions. If the date of issuance of any Five-Year Note is on or after June 15, 2002, the Disbursing Agent will deliver to the Holder, together with such Five-Year Note, an amount of cash equal to the amount of interest payable thereon from the Measurement Date to the Interest Payment Date immediately preceding such date of issuance or to the date of issuance if such date is an Interest Payment Date; PROVIDED, HOWEVER, that there will be deducted therefrom an amount equal to any taxes paid or payable in respect of such Five-Year Note, and an amount sufficient to compensate the Trustee, Alderwoods and the Disbursing Agent for their reasonable expenses of administering such Five-Year Note from the Measurement Date to the date of its issuance.



         The Five-Year Notes and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibit A or B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Five-Year Notes, as evidenced by their execution thereof. The Five-Year Notes shall be issuable only in registered form without coupons and only in denominations of $100 and integral multiples thereof.


         The definitive Five-Year Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Five-Year Notes may be listed, all as determined by the Officers executing such Five-Year Notes, as evidenced by their execution of such Five-Year Notes. Each Five-Year Note shall be dated the date of its authentication.


         In accordance with the terms of the Plan of Reorganization and subject to the penultimate paragraph of this Section 2.01, Five-Year Notes shall be issued in the form of one or more permanent global Five-Year Notes substantially in the form set forth in Exhibit A hereto (the "GLOBAL NOTE") deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by Alderwoods and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee, or of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.



         Each holder of an Allowed Claim entitled to receive Five-Year Notes pursuant to the Plan of Reorganization who has tendered the securities representing such holder's Allowed Claim and otherwise complied with the terms of the Plan of Reorganization but is not eligible to hold a Global Note shall be issued Five-Year Notes in the form of permanent certificated Five-Year Notes in registered form in substantially the form set forth in Exhibit B hereto (the "PHYSICAL NOTES"). Five-Year Notes issued pursuant to Section 2.09 in exchange for interests in the Global Note shall be in the form of Physical Notes.



         The terms and provisions contained in the form of the Five-Year Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, Alderwoods and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.


         SECTION 2.02 RESTRICTIVE LEGEND.

         Each Global Note shall bear the following legend on the face thereof:


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ALDERWOODS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE.


         SECTION 2.03 EXECUTION AND AUTHENTICATION.


         Two Officers shall execute the Five-Year Notes on behalf of Alderwoods by either manual or facsimile signature. If an Officer whose signature is on a Five-Year Note no longer holds that office at the time the Trustee authenticates the Five-Year Note or at any time thereafter, the Five-Year Note shall be valid nevertheless.


         A Five-Year Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Five-Year Note. Such signature shall be conclusive evidence that the Five-Year Note has been authenticated under this Indenture.


         The Trustee shall authenticate Five-Year Notes for original issue upon receipt of an Officers' Certificate signed by two Officers of Alderwoods directing the Trustee to authenticate the Five-Year Notes and certifying that all conditions precedent to the issuance of the Five-Year Notes contained herein have been complied with.



         With the prior written approval of Alderwoods, the Trustee may appoint an authenticating agent acceptable to Alderwoods to authenticate Five-Year Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Five-Year Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with Alderwoods or with any of Alderwoods' Affiliates.

         SECTION 2.04 REGISTRAR AND PAYING AGENT.


         Alderwoods shall maintain an office or agency (which shall be located in the Borough of Manhattan, the City of New York, State of New York) where Five-Year Notes may be presented for registration of transfer or for exchange (the "REGISTRAR"), an office or agency (which shall be located in the Borough of Manhattan, the City of New York, State of New York) where Five-Year Notes may be presented for payment of principal, premium, if any, and interest (the "PAYING AGENT") and an office or agency where notices and demands to or upon Alderwoods in respect of the Five-Year Notes and this Indenture may be served. The Registrar shall keep a register of the Five-Year Notes and of their transfer and exchange. Alderwoods may have one or more co-Registrars and one or more additional paying agents. The term "PAYING AGENT" includes any additional paying agent. Alderwoods may change any Paying Agent, Registrar or co-Registrar upon 30 days' notice to the Trustee. Except as otherwise expressly provided in this Indenture, Alderwoods or any Affiliate thereof may act as Paying Agent, Registrar or co-Registrar. Alderwoods shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. Alderwoods shall notify the Trustee of the name and address of any such Registrar or Paying Agent. If Alderwoods fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.08. Alderwoods initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Five-Year Notes.


         SECTION 2.05 PAYING AGENT TO HOLD MONEY IN TRUST.


         Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Five-Year Notes (whether such money has been distributed to it by Alderwoods or any other obligor on the Five-Year Notes), and Alderwoods (or any other obligor on the Five-Year Notes) and the Paying Agent shall notify the Trustee of any default by Alderwoods (or any other obligor on the Five-Year Notes) in making any such payment. If Alderwoods or an Affiliate of Alderwoods acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. Alderwoods at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of Event of Default under Section 6.01 (a) or (b) with respect to the Five-Year Notes, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor on the Five-Year Notes) shall have no further liability for the money so paid over to the Trustee.



         SECTION 2.06 HOLDER LISTS.



         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, Alderwoods shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.


         SECTION 2.07 TRANSFER AND EXCHANGE.


         When Five-Year Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Five-Year Notes or to exchange such Five-Year Notes for an equal principal amount of Five-Year Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Five-Year Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing. To permit registrations of transfers and exchanges, Alderwoods shall execute and the Trustee shall authenticate Five-Year Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any transfer, exchange or redemption, but Alderwoods may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections
3.07 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Five-Year Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Five-Year Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Five-Year Note being redeemed in part.


         Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Five-Year Note shall be required to be reflected in a book entry.

         SECTION 2.08 REPLACEMENT NOTES.


         If a mutilated Five-Year Note is surrendered to the Trustee or if the Holder of a Five-Year Note claims that the Five-Year Note has been lost, destroyed or wrongfully taken, Alderwoods shall issue and the Trustee shall authenticate a replacement Five-Year Note if the Trustee's requirements are satisfied. If required by the Trustee or Alderwoods, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both Alderwoods and the Trustee, to protect Alderwoods, the Trustee or any Paying Agent or Registrar from any loss that any of them may suffer if a Five-Year Note is replaced. Alderwoods may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Five-Year Note, including reasonable fees and expenses of counsel. Every replacement Five-Year Note is an additional obligation of Alderwoods.


         SECTION 2.09 BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE.


                  (a) The Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary,
(ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and (iii) bear a legend as set forth in Section
2.02. Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by Alderwoods, the Trustee and any agent of Alderwoods or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Alderwoods, the Trustee or any agent of Alderwoods or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Five-Year Note.



                  (b) Transfers of the Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred in accordance with the rules and procedures of the Depositary. In addition, Physical Notes shall be issued to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depositary notifies Alderwoods that it is unwilling or unable to continue as Depositary for the Global Note and a successor depositary is not appointed by Alderwoods within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request for such exchange from the Depositary.



                  (c) In connection with any transfer of a portion of the beneficial interest in the Global Note pursuant to Section 2.09(b) to beneficial owners who are required to hold Physical Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and Alderwoods shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.



                  (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to Section 2.09(b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and Alderwoods shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Five-Year Notes.



                  (f) Any beneficial owner of interests in a Global Note may request, and upon request shall be issued, Physical Notes in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Note equal to the principal amount of such Physical Notes and Alderwoods shall execute and the Trustee shall authenticate and deliver one or more Physical Notes having an equal aggregate principal amount.


         SECTION 2.10 OUTSTANDING FIVE-YEAR NOTES.


         Five-Year Notes outstanding at any time are all the Five-Year Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Five-Year Note shall cease to be outstanding if Alderwoods or any of its Subsidiaries holds the Five-Year Note.


         If a Five-Year Note is replaced pursuant to Section 2.07 (other than a mutilated Five-Year Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Five-Year Note is held by a bona fide purchaser. A mutilated Five-Year Note ceases to be outstanding upon surrender of such Five-Year Note and replacement thereof pursuant to Section 2.07.


         If on a Redemption Date or a Maturity Date the Paying Agent (other than Alderwoods or an Affiliate of Alderwoods) holds cash sufficient to pay all of the principal and interest due on the Five-Year Notes payable on that date, and is not prohibited from paying such cash to the Holders of such Five-Year Notes pursuant to the terms of this Indenture, then on and after that date such Five-Year Notes cease to be outstanding and interest on them shall cease to accrue.


         SECTION 2.11 TREASURY NOTES.


         In determining whether the Holders of the required principal amount of Five-Year Notes have concurred in any direction, waiver or consent, Five-Year Notes owned by Alderwoods or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Five-Year Notes that the Trustee knows or has reason to know are so owned shall be disregarded.


         SECTION 2.12 TEMPORARY NOTES.


         Until definitive Five-Year Notes are prepared and ready for delivery, Alderwoods may prepare and the Trustee shall authenticate temporary Five-Year Notes. Temporary Five-Year Notes shall be substantially in the form of definitive Five-Year Notes but may have variations that Alderwoods considers appropriate for temporary Five-Year Notes. Without unreasonable delay, Alderwoods shall prepare and the Trustee shall authenticate definitive Five-Year Notes in exchange for temporary Five-Year Notes. Until such exchange, temporary Five-Year Notes shall be entitled to the same rights, benefits and privileges as definitive Five-Year Notes. Holders of temporary Five-Year Notes shall be entitled to all benefits of this Indenture.


         SECTION 2.13 CANCELLATION.


         Alderwoods at any time may deliver Five-Year Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Five-Year Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than Alderwoods or an Affiliate of Alderwoods), and no one else, shall promptly cancel and dispose of all Five-Year Notes surrendered for transfer, exchange, payment or cancellation, subject to the record retention requirements of the Exchange Act. Subject to Section 2.08, Alderwoods may not issue new Five-Year Notes to replace Five-Year Notes that it has paid or delivered to the Trustee for cancellation. If Alderwoods shall acquire any of the Five-Year Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Five-Year Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.13.


         SECTION 2.14 DEFAULTED INTEREST.


         If Alderwoods defaults on a payment of interest on the Five-Year Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. Alderwoods shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, Alderwoods shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.


         SECTION 2.15 CUSIP NUMBER.


         Alderwoods in issuing the Five-Year Notes may use a "CUSIP" number with respect to the Five-Year Notes (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Five-Year Notes, and that reliance may be placed only on the other identification numbers printed on the Five-Year Notes. Alderwoods will promptly notify the Trustee of any change in the CUSIP number.


         SECTION 2.16 DEPOSIT OF MONEYS.


         On or before each Interest Payment Date and Maturity Date, Alderwoods shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner that permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.


         SECTION 2.17 ISSUANCE OF NOTES IN EXCESS OF $250,000,000 PURSUANT TO PLAN OF REORGANIZATION.


         Alderwoods may issue and have outstanding at any time under this Indenture an aggregate principal amount of Five-Year Notes exceeding $250,000,000 to the extent required as a result of the application of the rounding provisions set forth in Section VI.H.3.b of the Plan of Reorganization.


                                    ARTICLE 3

                          REDEMPTION OF FIVE-YEAR NOTES

         SECTION 3.01 OPTIONAL REDEMPTION.


         The Five-Year Notes are redeemable in whole or in part at the option of Alderwoods at 100% of the stated principal amount plus accrued and unpaid interest to (but not including) the Redemption Date. If Alderwoods elects to redeem any Five-Year Notes, in whole or in part, it shall notify the Trustee of the Redemption Date and principal amount of Five-Year Notes to be redeemed.



         Alderwoods shall notify the Trustee by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of such Five-Year Notes, of any optional redemption at least 45 days before the Redemption Date (unless a shorter period is satisfactory to the Trustee).

         SECTION 3.02 MANDATORY REDEMPTION.

         The Five-Year Notes are subject to mandatory redemption on the following anniversary dates of the Measurement Date (if any such date is not a Business Day, then instead on the next following Business Day) in the following principal amounts, if such amount is outstanding on the applicable anniversary date:

         Anniversary                Outstanding Principal Amount
         -----------                ----------------------------
         First                              $10,000,000

         Second                             $20,000,000

         Third                              $30,000,000

         Fourth                             $40,000,000

         SECTION 3.03 SELECTION OF FIVE-YEAR NOTES TO BE REDEEMED.

         If less than all the Five-Year Notes are to be redeemed, the particular Five-Year Notes or portions thereof to be redeemed shall be selected from the outstanding Five-Year Notes not previously called for redemption either (a) by such method as the Trustee considers to be fair and appropriate or (b) in such manner as complies with the requirements of the principal national securities exchange, if any, on which the Five-Year Notes being redeemed are listed. The amounts to be redeemed shall be equal to $100 or any integral multiple thereof.


         The amount of Five-Year Notes shall be calculated as the aggregate principal amount of Five-Year Notes originally issued hereunder less the aggregate principal amount of any Five-Year Notes previously redeemed. The Trustee shall make the selection not more than 60 days and not less than 30 days before the Redemption Date from outstanding Five-Year Notes not previously called for redemption.



         The Trustee shall promptly notify Alderwoods and the Registrar in writing of the Five-Year Notes selected for redemption and, in the case of any Five-Year Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Five-Year Notes shall relate, in the case of any Five-Year Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Five-Year Note that has been or is to be redeemed.


         SECTION 3.04 NOTICE OF REDEMPTION.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Five-Year Notes to be redeemed, at the address of such Holder appearing in the Five-Year Note register maintained by the Registrar.

         All notices of redemption shall identify the Five-Year Notes to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price and the amount of accrued interest, if any, to be paid;


                  (c) that, unless Alderwoods defaults in making the redemption payment, interest on Five-Year Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Five-Year Notes is to receive payment of the Redemption Price and accrued interest, if any, upon surrender to the Paying Agent of the Five-Year Notes redeemed;


                  (d) if any Five-Year Note is to be redeemed in part, the portion of the principal amount (equal to $100 or any integral multiple thereof) of such Five-Year Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such original Five-Year Note to the Paying Agent, a new Five-

Year Note or Five-Year Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

                  (e) that Five-Year Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued interest, if any, and the name and address of the Paying Agent;

                  (f) the CUSIP number, if any, relating to such Five-Year Notes, but no representation is made as to the correctness or accuracy of any such CUSIP numbers; and

                  (g) the paragraph of the Five-Year Notes or Section of this Indenture pursuant to which the Five-Year Notes are being redeemed.


         Notice of redemption of Five-Year Notes to be redeemed at the election of Alderwoods shall be given by Alderwoods or, and in the case of notice of redemption of Five-Year Notes subject to mandatory redemption, at Alderwoods' written request and expense, by the Trustee in the name of Alderwoods.


         SECTION 3.05 EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed, Five-Year Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Five-Year Notes called for redemption shall be paid at the Redemption Price plus accrued and unpaid interest to the Redemption Date.

         SECTION 3.06 DEPOSIT OF REDEMPTION PRICE.


         On or prior to any Redemption Date, Alderwoods shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Five-Year Notes or portions thereof that are to be redeemed on that date, other than Five-Year Notes or portions thereof called for redemption on that date that have been delivered by Alderwoods to the Trustee for cancellation. The Paying Agent shall promptly return to Alderwoods any money deposited with the Paying Agent by Alderwoods in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Five-Year Notes to be redeemed.



         If Alderwoods complies with the preceding paragraph, then, unless Alderwoods defaults in the payment of such Redemption Price, interest on the Five-Year Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Five-Year Notes are presented for payment. If any Five-Year Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued and unpaid interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Five-Year Notes.


         SECTION 3.07 FIVE-YEAR NOTES REDEEMED OR PURCHASED IN PART.


         Upon surrender to the Paying Agent of a Five-Year Note that is to be redeemed in part, Alderwoods shall execute and the Trustee shall authenticate and deliver to the Holder of such Five-Year Note without service charge, a new Five-Year Note or Five-Year Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Five-Year Note so surrendered that is not redeemed.


         SECTION 3.08 AVAILABILITY FEE.


         Within five Business Days after the third anniversary of the Measurement Date, Alderwoods will pay to the Trustee an amount equal to 2% of the outstanding principal balance of the Five-Year Notes as of that anniversary date, which amount the Trustee will promptly forward to the Holders of the Five-Year Notes pro rata in accordance with their respective holdings of Five-Year Notes as of that anniversary date.

                                    ARTICLE 4

                                    COVENANTS


         Alderwoods hereby covenants as follows, from and after the Closing Date and continuing so long as any amount remains unpaid on any Five-Year Note:


         SECTION 4.01 PAYMENT OF FIVE-YEAR NOTES.


         Alderwoods will pay, or cause to be paid, the principal of and interest on the Five-Year Notes on the dates and in the manner provided in the Five-Year Notes and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than Alderwoods or any Affiliate thereof) holds on that date money designated and set aside for and sufficient to pay the installment in a timely manner and is not prohibited from paying such money to the Holders of the Five-Year Notes pursuant to the terms of this Indenture.



         Alderwoods will pay interest on overdue principal at the rate and in the manner provided in the Five-Year Notes; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.


         SECTION 4.02 MAINTENANCE OF OFFICE OR AGENCY.


         Alderwoods will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or a co-Registrar) where Five-Year Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon Alderwoods in respect of the Five-Year Notes and this Indenture may be served. Alderwoods will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Alderwoods shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.



         Alderwoods may also from time to time designate one or more other offices or agencies where the Five-Year Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve Alderwoods of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. Alderwoods will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Alderwoods hereby initially designates the office of an agent of the Trustee located at c/o Depository Trust Company, 1st Floor, TADS Department, 55 Water Street, New York, NY 10041, as such office of Alderwoods in accordance with this
Section 4.02 and Section 2.04.


         SECTION 4.03 CORPORATE EXISTENCE.


         Subject to Article 5, Alderwoods shall do or cause to be done all things necessary to, and will cause each Restricted Subsidiary to, preserve and keep in full force and effect its and its Restricted Subsidiaries' corporate, company or partnership existence and rights (charter and statutory), material licenses and/or material franchises; PROVIDED, HOWEVER, that Alderwoods and the Restricted Subsidiaries shall not be required to preserve any such existence, rights, licenses or franchises if Alderwoods or, in the case of any Restricted Subsidiary, such Restricted Subsidiary, shall reasonably determine that (a) the preservation thereof is no longer desirable in the conduct of the business of Alderwoods and its Restricted Subsidiaries taken as a whole and (b) the loss thereof is not materially adverse to either (i) Alderwoods and its Restricted Subsidiaries taken as a whole or (ii) the ability of Alderwoods to otherwise satisfy its obligations hereunder; and PROVIDED FURTHER that Alderwoods and each Subsidiary may engage in the Restructuring Transactions. Alderwoods shall cause, on the date hereof, it and its Restricted Subsidiaries to account for at least 90% of the consolidated assets and fiscal year 2001 revenues of Alderwoods other than assets of and revenues from the operations of Security Plan Life Insurance Company, a Louisiana corporation f/k/a Security Industrial Insurance Company.

         SECTION 4.04 PAYMENT OF TAXES AND OTHER CLAIMS.


         Alderwoods will pay or discharge or cause to be paid or discharged, before the same become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon Alderwoods or any of its Restricted Subsidiaries or upon the income, profits or property of Alderwoods or any of its Restricted Subsidiaries, and (b) all lawful claims for labor, materials and supplies that, in each case, if unpaid, might by law become a Lien upon the property of Alderwoods or any Restricted Subsidiary; PROVIDED, HOWEVER, that Alderwoods shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not materially adverse to either (i) Alderwoods and its Restricted Subsidiaries taken as a whole or (ii) the ability of Alderwoods to otherwise satisfy its obligations hereunder.


         SECTION 4.05 MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS; COMPLIANCE WITH LAW


                  (a) Alderwoods shall, and shall cause each of its Restricted Subsidiaries to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; PROVIDED, HOWEVER, that nothing in this Section 4.05(a) shall prevent Alderwoods or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of Alderwoods or such Restricted Subsidiary, desirable in the conduct of its business and if such discontinuance is not materially adverse to either (i) Alderwoods and its Restricted Subsidiaries taken as a whole or (ii) the ability of Alderwoods to otherwise satisfy its obligations hereunder.



                  (b) Alderwoods shall, and shall cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).



                  (c) Alderwoods shall, and shall cause each of its Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of Alderwoods and each of its Restricted Subsidiaries and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to Alderwoods and its Restricted Subsidiaries taken as a whole.



                  (d) Alderwoods shall, and shall cause each of its Restricted Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would be materially adverse to either (i) Alderwoods and its Subsidiaries taken as a whole or (ii) to the ability of Alderwoods to otherwise satisfy its obligations hereunder.


         SECTION 4.06 COMPLIANCE CERTIFICATES.


                  (a) Alderwoods will deliver to the Trustee within 45 days after the end of each of Alderwoods' first three fiscal quarters and within 90 days after the end of Alderwoods' fiscal year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by Alderwoods or an event that, with notice or lapse of time or both, would constitute a default by Alderwoods under any Pari Passu Indebtedness that occurred during such fiscal period. If they do know of such a Default, Event of Default or default, the certificate shall describe any such Default, Event of Default or default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of Alderwoods beginning after the Measurement Date. Alderwoods shall also deliver a certificate to the Trustee at least annually from its principal executive, financial or accounting officer as to his or her knowledge of Alderwoods' compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided herein.

                  (b) Alderwoods shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by Alderwoods' independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Five-Year Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default or Event of Default under this Indenture or an event that, with notice or lapse of time or both, would constitute a default under any Pari Passu Indebtedness has come to their attention and, if such a Default, Event of Default or a default under any Pari Passu Indebtedness has come to their attention, specifying the nature and period of existence thereof; PROVIDED, HOWEVER, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default, Event of Default or a default under any Pari Passu Indebtedness that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.



                  (c) Alderwoods will deliver to the Trustee as soon as possible, and in any event within 10 Business Days after Alderwoods becomes aware or should reasonably have become aware of the occurrence of any Default, Event of Default or an event that, with notice or lapse of time or both, would constitute a default by Alderwoods under any Indebtedness, an Officers' Certificate specifying such Default, Event of Default or default and what action Alderwoods is taking or proposes to take with respect thereto.


         SECTION 4.07 LIMITATION ON INDEBTEDNESS.


         Alderwoods will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (collectively, to "INCUR") any Indebtedness (including, without limitation, any Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, Alderwoods and its Restricted Subsidiaries will be permitted to Incur Indebtedness (including, without limitation, Acquired Indebtedness) if at the time of such incurrence, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of Alderwoods is at least equal to 2.00 : 1.00.


         SECTION 4.08 LIMITATION ON RESTRICTED PAYMENTS.


         Alderwoods will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:



                  (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of Alderwoods or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Alderwoods or any of its Restricted Subsidiaries (other than (i) dividends or distributions payable solely in Capital Stock of Alderwoods (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of Alderwoods (other than Redeemable Capital Stock) and (ii) dividends or other distributions to the extent declared or paid to Alderwoods or any Restricted Subsidiary of Alderwoods);



                  (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of Alderwoods or any of its Restricted Subsidiaries (other than any such Capital Stock of a Restricted Subsidiary of Alderwoods);



                  (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Indebtedness that is (i) subordinate or junior in right of payment to the Five-Year Notes or (ii) Pari Passu Indebtedness (other than in respect of the Exit Facility, any such subordinated or Pari Passu Indebtedness owned by Alderwoods or a Restricted Subsidiary of Alderwoods, or Two-Year Notes); or


                  (d) make any Investment (other than any Permitted Investment) in any Person


(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "RESTRICTED PAYMENTS"); unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such

Restricted Payment of the asset(s) proposed to be transferred by Alderwoods or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, Alderwoods would be able to incur $1.00 of additional Indebtedness pursuant to Section 4.07 (other than Permitted Indebtedness), and (C) the aggregate amount of all Restricted Payments declared or made from and after the Measurement Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of Alderwoods accrued on a cumulative basis during the period beginning on the Measurement Date and ending on the last day of the fiscal quarter of Alderwoods immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of Alderwoods for such period shall be a deficit, minus 100% of such deficit) PLUS (2) the aggregate Net Cash Proceeds received by Alderwoods either from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of Alderwoods to any Person (other than to Alderwoods or a Restricted Subsidiary) after the Measurement Date PLUS (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Measurement Date (excluding any Investment described in clause
(v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment less, in either case, the cost of the disposition of such Investment PLUS (4) $10,000,000. For purposes of the preceding clause (C)(2), the value of the aggregate net proceeds received by Alderwoods upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by Alderwoods upon the conversion or exercise thereof.


         None of the foregoing provisions will prohibit:

                  (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph;


                  (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of Alderwoods or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to Alderwoods from any Person (other than a Restricted Subsidiary) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of Alderwoods to any Person (other than to a Restricted Subsidiary) provided such Capital Stock shall be excluded from the calculation under clause (C)(2) above;



                  (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Indebtedness that is subordinate or junior in right of payment to the Five-Year Notes by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to Alderwoods from any Person (other than a Restricted Subsidiary) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of Alderwoods to any Person (other than a Restricted Subsidiary), PROVIDED, HOWEVER, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph, or (2) Indebtedness of Alderwoods issued to any Person (other than a Restricted Subsidiary), so long as such Indebtedness is Indebtedness that is subordinate or junior in right of payment to the Five-Year Notes in the same manner and at least to the same extent as the Indebtedness so purchased, exchanged, redeemed, acquired or retired;



                  (iv) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to Alderwoods from any Person (other than a Restricted Subsidiary) or (y) issue and sale of
(1) Capital Stock (other than Redeemable Capital Stock) of Alderwoods to any Person (other than a Restricted Subsidiary); PROVIDED, HOWEVER, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of Alderwoods issued to any Person (other than a Restricted Subsidiary), so long as such Indebtedness is Pari Passu Indebtedness or Indebtedness that is subordinate or junior in right of payment to the Five-Year Notes in the same manner and at least to the same extent as the Indebtedness so purchased, exchanged, redeemed, acquired or retired; PROVIDED, FURTHER, nothing contained in this Indenture shall limit or restrict the right of Alderwoods and/or its Subsidiaries to make any principal payment on, or purchase, defease, redeem, Refinance or otherwise retire for value, prior to any scheduled maturity, scheduled payment or other Stated Maturity, any Indebtedness in respect of the Exit Facility;


                  (v) Investments constituting Restricted Payments made as a result of the receipt of consideration that consists of cash or Cash Equivalents from any Asset Sale;


                  (vi) Investments constituting Restricted Payments that are permitted by subparagraphs (v) and (vi) of the proviso to Section 4.13; or


                  (vii) the Restructuring Transactions.

         In computing the amount of Restricted Payments previously made for purposes of clause (C) of the first full paragraph of this Section 4.08, Restricted Payments made under the preceding clauses (v) and (vi) shall be included and those under clauses (i), (ii), (iii), (iv), and (vii) shall not be so included.

         SECTION 4.09 LIMITATION ON ISSUANCES AND SALE OF STOCK BY RESTRICTED SUBSIDIARIES.


                  (a) Alderwoods (i) will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than Preferred Stock issued to Alderwoods or a Restricted Subsidiary of Alderwoods), and (ii) will not permit any Person to own any Preferred Stock of any Restricted Subsidiary (other than (i) Preferred Stock owned by Alderwoods or a Subsidiary Guarantor of Alderwoods or (ii) Preferred Stock of any Person issued prior to such Person becoming a Restricted Subsidiary not issued in contemplation of such event); PROVIDED, HOWEVER, that this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by Alderwoods or any of its Restricted Subsidiaries in compliance with the other provisions of this Indenture or (y) directors' qualifying shares or investments by foreign nationals mandated by applicable law.



                  (b) Alderwoods will not, or permit any Restricted Subsidiary to, transfer, convey, sell or dispose of any Capital Stock of any Restricted Subsidiary (other than (i) sales, for valid business reasons, of non-voting equity comprising up to 40% of the Capital Stock of any Restricted Subsidiary to operators of funeral homes and/or cemeteries, (ii) with respect to DSP General Partner, Inc., a Texas corporation, Directors Succession Planning, Inc., a California corporation, Rose Hills Holding Corp., a Delaware corporation, any Subsidiary of any such Person, and any successors to any of the foregoing, or
(iii) to Alderwoods or a Subsidiary Guarantor or, with respect to Capital Stock owned by a Restricted Subsidiary that is not a Subsidiary Guarantor, to another such Restricted Subsidiary) unless (a) all of the Capital Stock of such Subsidiary is sold; and (b) such transaction complies with Section 4.12 hereof.



                  (c) Alderwoods will not permit any Restricted Subsidiary (other than DSP General Partner, Inc., a Texas corporation, Directors Succession Planning, Inc., a California corporation, Rose Hills Holding Corp., a Delaware corporation, any Subsidiary of any such Person, and any successors to any of the foregoing) to issue any of its Equity Interests other than (i) to Alderwoods or one of its Restricted Subsidiaries or (ii) issuances, for valid business reasons, of non-voting equity comprising up to 40% of the Capital Stock of any Restricted Subsidiary to operators of funeral homes and/or cemeteries.


         SECTION 4.10 LIMITATION ON LIENS.


         Alderwoods will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than (a) Liens existing as of the Measurement Date, (b) Liens securing the Exit Facility or the Five-Year Notes or pursuant to Section 7.08 or 8.02 of each of the Two-Year Indenture, this Indenture, the Seven-Year Indenture or the Unsecured Convertible Notes Indenture, (c) Liens in favor of Alderwoods or any Restricted Subsidiary, (d) Liens securing Indebtedness that is incurred to refinance Indebtedness that has been secured by a Lien permitted under the provisions of this Indenture and that has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens do not extend to or cover any property or assets of Alderwoods or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced, and (e) Permitted Liens) of any kind against or upon any of its property or assets, or any proceeds therefrom where the aggregate amount of Indebtedness secured by any such Liens exceeds $50,000,000.


         SECTION 4.11 CHANGE OF CONTROL.


         Upon the occurrence of a Change of Control, Alderwoods will make an offer to purchase (a "CHANGE OF CONTROL OFFER"), and shall purchase, on a Business Day (the "CHANGE OF CONTROL PURCHASE DATE") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Five-Year Notes properly tendered and not withdrawn at a purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 100% of their principal amount plus accrued and unpaid interest. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Purchase Date.



         Notice of a Change of Control Offer shall be mailed by Alderwoods not later than the 30th day after the date of occurrence of the Change of Control to the Holders of Five-Year Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, three Business Days prior to the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:


                  (a) that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Five-Year Notes validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

                  (b) the purchase price (including the amount of accrued interest, if any) for each Five-Year Note, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

                  (c) that any Five-Year Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;


                  (d) that, unless Alderwoods defaults in the payment of the purchase price, any Five-Year Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;



                  (e) that Holders electing to have Five-Year Notes purchased pursuant to a Change of Control Offer must surrender their Five-Year Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, three Business Days prior to the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by Alderwoods and reasonably acceptable to the Trustee and the Paying Agent;



                  (f) that Holders of Five-Year Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, one Business Day prior to the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Five-Year Notes the Holder delivered for purchase, the Five-Year Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Five-Year Notes purchased; (g) that Holders whose Five-Year Notes are purchased only in part will be issued Five-Year Notes equal in principal amount to the unpurchased portion of the Five-Year Notes surrendered;


                  (h) the instructions that Holders must follow in order to tender their Five-Year Notes; and


                  (i) such other information concerning Alderwoods and the Change of Control offer as Alderwoods reasonably determines is appropriate.

         Alderwoods shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Five-Year Notes as a result of a Change of Control.



         On the Change of Control Purchase Date, Alderwoods shall (i) accept for payment Five-Year Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Five-Year Notes or portions thereof so tendered and accepted, and (iii) deliver to the Trustee the Five-Year Notes so accepted together with an Officers' Certificate setting forth the Five-Year Notes or portions thereof tendered to and accepted for payment by Alderwoods. The Paying Agent shall promptly mail or deliver to the Holders of Five-Year Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Five-Year Note equal in principal amount to any unpurchased portion of the Five-Year Note surrendered. Any Five-Year Notes not so accepted shall be promptly mailed or delivered by Alderwoods to the Holder thereof.



         Alderwoods will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.



         If a Change of Control occurs and Alderwoods fails to pay the Change of Control Purchase Price for all Five-Year Notes properly tendered and not withdrawn, Alderwoods will be obliged to purchase all such Five-Year Notes at the Change of Control Purchase Price on the Change of Control Purchase Date in compliance with the requirements applicable to a Change of Control Offer made by Alderwoods. Alderwoods shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by Alderwoods and purchases all Five-Year Notes validly tendered and not withdrawn under such Change of Control Offer. Alderwoods will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Five-Year Notes pursuant to a Change of Control Offer.



         SECTION 4.12 DISPOSITION OF PROCEEDS OF ASSET SALES. (a) Alderwoods will not, and will not permit any of its Restricted Subsidiaries (other than Rose Hills Holdings Corp., a Delaware corporation, or any Subsidiary thereof) to, make any Asset Sale unless (i) Alderwoods or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (ii) except with respect to assets listed on Schedule 4.12 hereto, at least 75% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under, the Exit Facility (as required by the terms thereof) or are applied to payment of Two-Year Notes or Five-Year Notes (or with respect to assets of Rose Hills Holding Corp., a Delaware corporation, or any of its Subsidiaries, to repay Indebtedness under the Rose Hills Credit Agreement or the Rose Hills Indenture), Alderwoods or such Restricted Subsidiary, as the case may be, may, within 270 days of such Asset Sale, apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of Alderwoods and its Restricted Subsidiaries as existing on the Measurement Date or in businesses reasonably related thereto ("REPLACEMENT ASSETS"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, the Exit Facility or Five-Year Notes or Two-Year Notes (or with respect to assets of Rose Hills Holding Corp., a Delaware corporation, or any of its Subsidiaries, to repay Indebtedness under the Rose Hills Credit Agreement or the Rose Hills Indenture) nor invested in Replacement Assets within the 270-day period described above exceeding, in the aggregate, $10,000,000 in any fiscal year of Alderwoods constitute "EXCESS PROCEEDS" subject to disposition as provided below.



                  (b) When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, Alderwoods shall make an offer to purchase (an "ASSET SALE OFFER"), from all holders of Five-Year Notes, not more than 40 Business Days thereafter, an aggregate principal amount of Five-Year Notes equal to such Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (the "ASSET SALE OFFER PRICE").

                  (c) Notice of an Asset Sale Offer shall be mailed by Alderwoods to all Holders of Five-Year Notes not less than 20 Business Days nor more than 40 Business Days before the date on which Alderwoods intends to consummate the Asset Sale Offer ("ASSET SALE PURCHASE DATE") at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, three Business Days prior to the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:


                      (i) that the Asset Sale Offer is being made pursuant to this Section 4.12;

                      (ii) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Five-Year Note, the Asset Sale Purchase Date and the date on which the Asset Sale Offer expires;

                      (iii) that any Five-Year Note not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;


                      (iv) that, unless Alderwoods defaults in the payment of the Asset Sale Offer Price, any Five-Year Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;



                      (v) that Holders electing to have Five-Year Notes purchased pursuant to an Asset Sale Offer must surrender their Five-Year Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, three Business Days prior to the Asset Sale Purchase Date and must complete any form of letter of transmittal proposed by Alderwoods and reasonably acceptable to the Trustee and the Paying Agent;



                      (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, one Business Day prior to the Asset Sale Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Five-Year Notes the Holder delivered for purchase, the Five-Year Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Five-Year Notes purchased;



                      (vii) that if Five-Year Notes in a principal amount in excess of the Holder's pro rata share of the amount of Excess Proceeds are tendered pursuant to the Asset Sale Offer, Alderwoods shall purchase Five-Year Notes on a pro rata basis among the Five-Year Notes tendered (with such adjustments as may be deemed appropriate by Alderwoods so that only Five-Year Notes in denominations of $100 or integral multiples of $100 shall be acquired);


                      (viii) that Holders whose Five-Year Notes are purchased only in part will be issued new Five-Year Notes equal in principal amount to the unpurchased portion of the Five-Year Notes surrendered;

                      (ix) the instructions that Holders must follow in order to tender their Five-Year Notes; and


                      (x) such other information concerning Alderwoods and the Asset Sale Offer as Alderwoods reasonably determines is appropriate.



         Alderwoods shall comply with the requirements under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with any Asset Sales and Asset Sale Offers.



                  (d) On the Asset Sale Purchase Date, Alderwoods shall (i) accept for payment, on a pro rata basis, Five-Year Notes or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale Offer Price of all Five-Year Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Five-Year Notes so accepted together with an Officers' Certificate setting forth the Five-Year Notes or portions thereof tendered to and accepted for payment by Alderwoods. The Paying Agent shall promptly mail or deliver to Holders of Five-Year Notes so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Five-Year Note equal in principal amount to any unpurchased portion of the Five-Year Note surrendered. Any Five-Year Notes not so accepted shall be promptly mailed or delivered by Alderwoods to the Holder thereof.



                  (e) Alderwoods will publicly announce the results of the Asset Sale Offer not later than the second Business Day following the Asset Sale Purchase Date. To the extent that the aggregate principal amount of Five-Year Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Alderwoods may use such deficiency for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. For purposes of this Section 4.12, the Trustee shall act as Paying Agent.



                  (f) Alderwoods will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Five-Year Notes pursuant to the Asset Sale Offer.


         SECTION 4.13 LIMITATION ON TRANSACTIONS WITH INTERESTED PERSONS.


         Alderwoods will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of Alderwoods or any "BENEFICIAL OWNER" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 5% or more of the Common Stock of Alderwoods at any time outstanding ("INTERESTED PERSONS"), unless (a) such transaction or series of related transactions are on terms that are no less favorable to Alderwoods or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction at such time from Persons who are not Affiliates of Alderwoods or Interested Persons, and (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $25,000,000, Alderwoods has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to Alderwoods or its Restricted Subsidiary, as the case may be, from a financial point of view; PROVIDED, HOWEVER, that this covenant will not restrict Alderwoods or any Restricted Subsidiary from (i) paying dividends in respect of its Capital Stock permitted under Section 4.08,
(ii) paying reasonable and customary fees to directors of Alderwoods or any Restricted Subsidiary who are not otherwise employees of Alderwoods or any Restricted Subsidiary, (iii) entering into transactions with its Restricted Subsidiaries or permitting its Restricted Subsidiaries from entering into transactions with Alderwoods or other Restricted Subsidiaries of Alderwoods,
(iv) creating employee stock ownership plans or similar benefit plans, (v) making loans or advances to officers, employees or consultants of Alderwoods or any of its Restricted Subsidiaries for travel and moving expenses in the ordinary course of business for bona fide business purposes of Alderwoods or any of its Restricted Subsidiaries, (vi) making other loans or advances to officers, employees or consultants of Alderwoods or any of its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of Alderwoods or any of its Restricted Subsidiaries not in excess of $5,000,000 in the aggregate at any one time outstanding, (vii) making payments to officers or employees of Alderwoods or any of its Restricted Subsidiaries pursuant to obligations undertaken, at a time when such Persons were not officers or employees of Alderwoods or any of its Restricted Subsidiaries, in connection with arms' length Asset Acquisitions, (viii) purchase or redemption of Two-Year Notes, Five-Year Notes, or Seven-Year Notes at their Fair Market Value, or (ix) engaging in Restructuring Transactions.


         SECTION 4.14 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.


         Alderwoods will not, and will not permit any of its Restricted Subsidiaries (other than Rose Hills Holding Corp., a Delaware corporation, or any Subsidiary thereof, pursuant to the Rose Hills Credit Agreement or the Rose Hills Indenture) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) other than with respect to non-Wholly Owned Subsidiaries organized under the laws of a province of Canada, pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to Alderwoods or any other Restricted Subsidiary, (c) make loans or advances to, or any Investment in, Alderwoods or any other Restricted Subsidiary, (d) other than with respect to DSP General Partner, Inc., a Texas corporation, Directors Succession Planning, Inc., a California corporation, any Subsidiary of either such Person, or any successor thereto, transfer any of its properties or assets to Alderwoods or any other Restricted Subsidiary, or (e) guarantee any Indebtedness of Alderwoods or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law or regulations, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of Alderwoods or any Restricted Subsidiary, (iii) customary restrictions on transfers of property subject to a Lien permitted under the provisions of this Indenture which could not materially adversely affect Alderwoods' ability to satisfy its obligations under the provisions of this Indenture and the Five-Year Notes, (iv) any agreement or other instrument of a Person acquired by Alderwoods or any Restricted Subsidiary (or a Restricted Subsidiary of such Person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person, so acquired, (v) provisions contained in any agreement or instrument relating to Indebtedness that prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument, or (vi) encumbrances and restrictions under Indebtedness in effect on the Measurement Date (including under the Exit Facility, the Two-Year Notes, the Seven-Year Notes and the Unsecured Convertible Subordinated Notes) and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the holders of the Five-Year Notes than those contained in the Indebtedness so refinanced or replaced.



         SECTION 4.15 FUTURE GUARANTORS. Alderwoods shall cause each (i) Restricted Subsidiary of Alderwoods organized under the laws of any state or commonwealth of the United States (other than Excluded Subsidiaries) that Guarantees any Indebtedness of Alderwoods or any other Restricted Subsidiary and
(ii) newly formed Restricted Subsidiary of Alderwoods that is a Wholly Owned Subsidiary organized under the laws of any state or commonwealth of the United States (other than Excluded Subsidiaries) to at the same time execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Five-Year Notes on the same terms and conditions as those set forth in Article 12 of this Indenture.


         SECTION 4.16 RATINGS.


         Alderwoods will, in due course using reasonable business judgment, seek a rating of the Five-Year Notes from Moody's or S&P.


         SECTION 4.17 COMMISSION REPORTS.


         Alderwoods shall file with the Commission, or if not permitted or required to so file will deliver to the Trustee, the annual reports, quarterly reports and the information, documents and other reports required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not Alderwoods has a class of securities registered under the Exchange Act. In accordance with the provisions of TIA Section 314(a), Alderwoods shall file with the Trustee and provide to each Holder, within 15 days after it files them with the Commission (or if such filing is not permitted under the Exchange Act, 15 days after Alderwoods would have been required to make such filing), copies of such reports. Alderwoods also shall comply with the other provisions of TIA
Section 314(a). In addition, Alderwoods shall cause its annual reports to stockholders and any quarterly or other financial reports furnished by it to stockholders generally to be filed with the Trustee and mailed no later than the date such materials are mailed or made available to Alderwoods' stockholders, to the Holders at their addresses as set forth in the register of securities maintained by the Registrar.


         SECTION 4.18 RULE 144A INFORMATION REQUIREMENT.


         If at any time Alderwoods is no longer subject to the reporting requirements of the Exchange Act, it will furnish to the Holders or beneficial holders of the Five-Year Notes and prospective purchasers of the Five-Year Notes designated by the holders of the Five-Year Notes, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         SECTION 4.19 WAIVER OF STAY, EXTENSION OR USURY LAWS.


         Alderwoods covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive Alderwoods from paying all or any portion of the principal of, premium, if any, or interest on the Five-Year Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) Alderwoods hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 5

                              SUCCESSOR CORPORATION


         SECTION 5.01 WHEN ALDERWOODS MAY MERGE, ETC.



                  (a) Other than pursuant to the Restructuring Transactions, Alderwoods will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and Alderwoods will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of Alderwoods and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time of and after giving effect thereto:



                      (i) either (A) if the transaction or series of transactions is a merger or consolidation, Alderwoods or the Restricted Subsidiary, as the case may be, shall be the surviving Person of such merger or consolidation, or (B) the Person formed by such consolidation or into which Alderwoods is merged or to which the properties and assets of Alderwoods are transferred (any such surviving Person or transferee Person being the "SURVIVING ENTITY") shall be a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Five-Year Notes and the performance and observance of every covenant and obligation of this Indenture and the Five-Year Notes on the part of Alderwoods, to be performed or observed and, in each case, this Indenture shall remain in full force and effect;



                      (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and Alderwoods or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness other than Permitted Indebtedness pursuant to Section 4.07 (assuming a market rate of interest with respect to such additional Indebtedness);



                      (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of Alderwoods or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of Alderwoods immediately before such transaction or series of transactions; and



                      (iv) Alderwoods or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Indenture and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with; PROVIDED, HOWEVER, that solely for purposes of computing amounts described in subclause (C) of Section 4.08, any such successor Person shall only be deemed to have succeeded to and be substituted for Alderwoods with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.



                  (b) Alderwoods shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person other than Alderwoods or another Subsidiary Guarantor or pursuant to the Restructuring Transactions unless:



                      (i) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to Alderwoods or an Affiliate of Alderwoods), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith Alderwoods provides an Officers' Certificate to the Trustee to the effect that Alderwoods will comply with its obligations under Section 4.12 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any state thereof or the District of Columbia, and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;


                      (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and


                      (iii) Alderwoods delivers to the Trustee an Officers' Certificate stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with this Indenture.


         SECTION 5.02 SUCCESSOR SUBSTITUTED.


         Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Alderwoods in accordance with Section 5.01 hereof, the successor Person or Persons formed by such consolidation or into which Alderwoods is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, Alderwoods under this Indenture and the Five-Year Notes with the same effect as if such successor had been named as Alderwoods herein; PROVIDED, HOWEVER, that solely for purposes of computing amounts described in subclause (C) of Section 4.08, any such successor Person shall only be deemed to have succeeded to and be substituted for Alderwoods with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.


                                    ARTICLE 6

                                    REMEDIES

         SECTION 6.01 EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" with respect to the Five-Year Notes means any of the following events:

                  (a) default in the payment of the principal of or premium, if any, on any Five-Year Note when the same becomes due and payable (upon Stated Maturity, acceleration, redemption, required purchase, scheduled principal payment or otherwise);

                  (b) default in the payment of an installment of interest on any Five-Year Note, when the same becomes due and payable, and any such Default continues for a period of 20 days;

                  (c) failure to perform or observe any material term, covenant or agreement contained in Sections 4.11, 4.12 or 5.01;


                  (d) failure to perform or observe any other term, covenant or agreement contained in the Five-Year Notes or pursuant to the provisions of this Indenture (other than Defaults specified in clause (a), (b), or (c) above) and such Default continues for a period of 30 days after written notice of such Default requiring Alderwoods to remedy the same shall have been given (i) to Alderwoods by the Trustee or (ii) to Alderwoods and the Trustee by Holders of at least 25% in aggregate principal amount of the Five-Year Notes then outstanding;



                  (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $25,000,000, either individually or in the aggregate, shall be entered against Alderwoods or any Restricted Subsidiary or any of their respective properties and shall not be discharged or bonded against or stayed and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect;



                  (f) default under any Indebtedness under which Alderwoods or any Restricted Subsidiary then has outstanding in excess of $25,000,000 that continues beyond any applicable grace period set forth in the documentation governing such Indebtedness; PROVIDED, HOWEVER, that a waiver of any such default by the requisite holders of the relevant Indebtedness shall constitute an immediate and automatic waiver of any Default or Event of Default otherwise arising under this provision with respect to this Indenture and the Five-Year Notes;



                  (g) Alderwoods or any Significant Subsidiary of Alderwoods pursuant to or under or within the meaning of any Bankruptcy Law:


                           (1) commences a voluntary case or proceeding;

                           (2) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding;

                           (3) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property;

                           (4) makes a general assignment for the benefit of its
                  creditors; or

                           (5) shall generally not pay its debts when such debts
                  become due or shall admit in writing its inability to pay its debts generally; or

                           (6) takes any corporate action to authorize or effect
                  any of the foregoing;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:


                           (1) is for relief against Alderwoods or any
                  Significant Subsidiary of Alderwoods in an involuntary case or proceeding,



                           (2) appoints a Custodian of Alderwoods or any
                  Significant Subsidiary of Alderwoods for all or substantially all of its properties, or



                           (3) orders the liquidation of Alderwoods or any
                  Significant Subsidiary of Alderwoods,


and in each case the order or decree remains unstayed and in effect for 60 days; or


                  (i) actual invalidity (or the assertion thereof by Alderwoods or any Subsidiary) of any Subsidiary Guarantee, Lien, priority status or the benefits of subordination of other claims in respect of the Five-

Year Notes resulting from acts or omissions of Alderwoods, other than in accordance with the terms hereof or thereof.



         Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by Alderwoods, the Paying Agent, any Holder, any holder of Indebtedness of Alderwoods or any of their respective agents.


         SECTION 6.02 ACCELERATION.


         If an Event of Default (other than as specified in Section 6.01(g) or 6.01(h) with respect to Alderwoods or any Significant Subsidiary) occurs and is continuing with respect to the Five-Year Notes, the Trustee, by written notice to Alderwoods, or the Holders of at least 25% in aggregate principal amount of the Five-Year Notes then outstanding, by written notice to the Trustee and Alderwoods, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Five-Year Notes to be due and payable immediately, upon which declaration, all amounts payable in respect of the Five-Year Notes shall be immediately due and payable. If an Event of Default specified in Section 6.01(g) or 6.01(h) occurs with respect to Alderwoods or any Significant Subsidiary and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Five-Year Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Five-Year Notes.



         After a declaration of acceleration hereunder with respect to the Five-Year Notes, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Five-Year Notes, by written notice to Alderwoods and the Trustee, may rescind such declaration if: (a) Alderwoods has paid or deposited with the Trustee a sum sufficient to pay (i) all amounts due the Trustee under Section 7.08 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Five-Year Notes, (iii) the principal of and premium, if any, on any Five-Year Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Five-Year Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal that has become due otherwise than by such declaration of acceleration at the rate borne by the Five-Year Notes; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Five-Year Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04 or Section 6.01(f).


         No such rescission shall affect any subsequent Default or Event of Default or impair any right subsequent therein.

         SECTION 6.03 OTHER REMEDIES.

         If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Five-Year Notes or to enforce the performance of any provision of the Five-Year Notes or this Indenture.

         All rights of action and claims under this Indenture or the Five-Year Notes may be enforced by the Trustee even if it does not possess any of the Five-Year Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.04 WAIVER OF PAST DEFAULTS.


         Subject to the provisions of Section 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Five-Year Notes by notice to the Trustee may, on behalf of the Holders of all the Five-Year Notes, waive any existing Default or Event of Default and its consequences, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof that cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.


         SECTION 6.05 CONTROL BY MAJORITY.


         The Holders of not less than a majority in aggregate principal amount of the outstanding Five-Year Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED, HOWEVER, that the Trustee may, with the advice of counsel, refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines in good faith would be unduly prejudicial to the rights of another Holder, or (c) that would expose the Trustee to personal liability unless the Trustee has been provided reasonable indemnity against any loss or expense caused by its following such direction; and PROVIDED, FURTHER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.


         SECTION 6.06 LIMITATION ON SUITS.

         No Holder of any Five-Year Notes shall have any right to institute any proceeding or pursue any remedy with respect to this Indenture or the Five-Year Notes unless:

                  (a) the Holder gives written notice to the Trustee of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount of the outstanding Five-Year Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and, if requested, provision of indemnity; and

                  (e) during such 45-day period the Holders of a majority in aggregate principal amount of the outstanding Five-Year Notes do not give the Trustee a direction which is inconsistent with the request.

         The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on, such Five-Year Note on or after the respective due dates set forth in such Five-Year Note.

         A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

         SECTION 6.07 RIGHT OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision in this Indenture, the right of any Holder of a Five-Year Note to receive payment of the principal of, premium, if any, and interest on such Five-Year Note, on or after the respective Stated Maturities expressed in such Five-Year Note, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

         SECTION 6.08 COLLECTION SUIT BY TRUSTEE.


         If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Alderwoods or any other obligor on the Five-Year Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Five-Year Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.


         SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIMS.


         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to Alderwoods (or any other obligor upon the Five-Year Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Five-Year Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


         SECTION 6.10 PRIORITIES.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out such money in the following order:

                  First: to the Trustee for amounts due under Section 7.08;

                  Second: to the Holders for interest accrued on the Five-Year Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Five-Year Notes for interest;

                  Third: to the Holders for principal amounts (including any premium) owing under the Five-Year Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Five-Year Notes for principal (including any premium); and


                  Fourth: the balance, if any, to Alderwoods.



         The Trustee, upon prior written notice to Alderwoods, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.


         SECTION 6.11 UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Five-Year Notes.

         SECTION 6.12 RESTORATION OF RIGHTS AND REMEDIES.


         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Five-Year Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case Alderwoods, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                    ARTICLE 7

                                     TRUSTEE

         SECTION 7.01 DUTIES.


                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.


                  (b) Except during the continuance of an Event of Default,

                           (1) the Trustee need perform only such duties as are
                  specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and


                           (2) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but if any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform to the requirements of this Indenture.


                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (1) this paragraph does not limit the effect of
                  paragraph (b) of this Section 7.01;

                           (2) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                           (3) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05;

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

         SECTION 7.02 RIGHTS OF TRUSTEE.

         Subject to the TIA:

                  (a) the Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in the document;

                  (b) before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

                  (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

                  (d) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence;

                  (e) the Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and

                  (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred thereby.

         SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE.


         The Trustee, any Paying Agent, Registrar or any other agent of Alderwoods, in its individual or any other capacity, may become the owner or pledgee of Five-Year Notes and, subject to Sections 7.11 and 7.12 and TIA Sections 310 and 311, may otherwise deal with Alderwoods and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.


         SECTION 7.04 TRUSTEE'S DISCLAIMER.


         The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Five-Year Notes, it shall not be accountable for Alderwoods' use or application of the proceeds from the Five-Year Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Five-Year Notes other than the Trustee's certificate of authentication.


         SECTION 7.05 NOTICE OF DEFAULT.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after such Default or Event of Default becomes known to the Trustee; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Five-Year Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

         SECTION 7.06 MONEY HELD IN TRUST.


         All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as the Trustee may agree with Alderwoods.


         SECTION 7.07 REPORTS BY TRUSTEE TO HOLDERS.


         Within 60 days after each May 31st beginning with the May 31st following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) shall have occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 31st that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).



         A copy of each report at the time of its mailing to Holders shall be mailed to Alderwoods and filed with the Commission and each securities exchange, if any, on which the Five-Year Notes are listed.



         Alderwoods shall notify the Trustee in writing if the Five-Year Notes become listed on any securities exchange.


         SECTION 7.08 COMPENSATION AND INDEMNITY.


         Alderwoods covenants and agrees to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Alderwoods shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.



         Alderwoods shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify Alderwoods promptly of any claim asserted against the Trustee for which it may seek indemnity. Alderwoods shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Alderwoods shall pay the reasonable fees and expenses of such counsel. Alderwoods need not pay for any settlement made without its prior written consent. Alderwoods need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.



         To secure the payment obligations of Alderwoods in this Section 7.08, the Trustee shall have a Lien prior to the Five-Year Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Five-Year Notes.


         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g) or (h), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.


         The obligations of Alderwoods under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the obligations of Alderwoods pursuant to Article 8 and/or the termination of this Indenture.


         SECTION 7.09 REPLACEMENT OF TRUSTEE.


         The Trustee may resign by so notifying Alderwoods. The Holders of a majority in principal amount of the outstanding Five-Year Notes may remove the Trustee by so notifying Alderwoods and the Trustee and may appoint a successor trustee with Alderwoods' prior written consent. Alderwoods may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.11;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.


         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Alderwoods shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee as provided in Section 7.08, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Five-Year Notes may, with Alderwoods' prior written consent, appoint a successor Trustee to replace the successor Trustee appointed by Alderwoods.



         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Alderwoods. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.08, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.



         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Alderwoods or the Holders of at least 10% in principal amount of the outstanding Five-Year Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.


         If the Trustee fails to comply with Section 7.11, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.


         Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the obligations of Alderwoods under Section 7.08 shall continue for the benefit of the retiring Trustee.


         SECTION 7.10 SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

         SECTION 7.11 ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $500,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

         SECTION 7.12 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ALDERWOODS.


         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Section 311(a) to the extent provided therein.

                                    ARTICLE 8

                     SATISFACTION AND DISCHARGE OF INDENTURE


         SECTION 8.01 TERMINATION OF THE OBLIGATION OF ALDERWOODS.



         Alderwoods may terminate its obligations under the Five-Year Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Five-Year Notes previously authenticated and delivered (other than destroyed, lost or stolen Five-Year Notes that have been replaced or paid or Five-Year Notes for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by Alderwoods and thereafter repaid to Alderwoods, as provided in
Section 8.04) have been delivered to the Trustee for cancellation and Alderwoods has paid all sums payable by it hereunder, or if:



                  (a) either (i) pursuant to Article 3, Alderwoods shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Five-Year Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Five-Year Notes have otherwise become due and payable hereunder;



                  (b) Alderwoods shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of interest, to pay principal of, premium, if any, and interest on the outstanding Five-Year Notes to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Five-Year Notes;



                  (c) no Default or Event of Default with respect to this Indenture or the Five-Year Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Alderwoods is a party or by which it is bound;



                  (d) Alderwoods shall have paid all other sums payable by it hereunder; and



                  (e) Alderwoods shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of Alderwoods' obligation under the Five-Year Notes and this Indenture have been complied with.



         Notwithstanding the foregoing paragraph, Alderwoods' obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02 and 7.08 shall survive until the
Five-Year Notes are no longer outstanding pursuant to Section 2.10. After the Five-Year Notes are no longer outstanding, Alderwoods' obligations in Sections 7.08, 8.03, 8.04 and 8.05 shall survive.



         After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of Alderwoods' obligations under the Five-Year Notes except for those surviving obligations specified above.

         SECTION 8.02 LEGAL DEFEASANCE AND COVENANT DEFEASANCE.


                  (a) Alderwoods may, at its option by Board Resolution, at any time, with respect to the Five-Year Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Five-Year Notes upon compliance with the conditions set forth in paragraph (d).



                  (b) Upon Alderwoods' exercise under paragraph (a) of the option applicable to this paragraph (b), Alderwoods shall be deemed to have been released and discharged from its obligations with respect to the outstanding Five-Year Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such legal defeasance means that Alderwoods shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Five-Year Notes, which shall thereafter be deemed to be "OUTSTANDING" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in
(i) and (ii) below, and to have satisfied all its other obligations under such Five-Year Notes and this Indenture insofar as such Five-Year Notes are concerned (and the Trustee, at the expense of Alderwoods, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Five-Year Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Five-Year Notes when such payments are due, (ii) Alderwoods' obligations with respect to such Five-Year Notes under Sections 2.06, 2.07 and 4.02, and, with respect to the Trustee, under Section 7.08, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (iv) this Article 8. Subject to compliance with this Section 8.02, Alderwoods may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph
(c) below with respect to the Five-Year Notes.



                  (c) Upon the exercise by Alderwoods under paragraph (a) of the option applicable to this paragraph (c), Alderwoods shall be released and discharged from its obligations under any covenant contained in Article 5 and in Sections 4.05 through 4.17 with respect to the outstanding Five-Year Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Five-Year Notes shall thereafter be deemed to be not "OUTSTANDING" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "OUTSTANDING" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Five-Year Notes, Alderwoods may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Five-Year Notes shall be unaffected thereby.


                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Five-Year Notes:


                      (i) Alderwoods shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of this Section
8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Five-Year Notes, (A) cash, in United States dollars, in an amount sufficient to pay principal of, premium, if any, and interest on the outstanding Five-Year Notes on the Maturity Date, (B) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. GOVERNMENT OBLIGATIONS") maturing as to principal, premium, if any, and interest in such amounts of cash, in United States dollars, and at such times as are sufficient without consideration of any reinvestment of interest, to pay principal of, premium, if any, and interest on the outstanding Five-Year Notes not later than one day before the due date of any payment, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Five-Year Notes (except lost, stolen or destroyed Five-Year Notes which have been replaced or repaid) on the Maturity

Date thereof or otherwise in accordance with the terms of this Indenture and of such Five-Year Notes; PROVIDED, HOWEVER, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from Alderwoods instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Five-Year Notes, and to secure the payment obligations of Alderwoods under this Section 8.02(d), the Trustee shall have a perfected Lien prior to all other creditors on all such money and proceeds;



                      (ii) no Default or Event of Default with respect to the Five-Year Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(a) is concerned, at any time during the period commencing on the date of such deposit and ending on the 91st day thereafter (it being understood that this condition shall not be deemed satisfied until the expiration of such period);



                      (iii) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of Alderwoods;



                      (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which Alderwoods is a party or by which it is bound;



                      (v) in the case of an election under paragraph (b) above, Alderwoods shall have delivered to the Trustee an Opinion of Counsel stating that (A) Alderwoods has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Five-Year Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;



                      (vi) in the case of an election under paragraph (c) above, Alderwoods shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Five-Year Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;



                      (vii) in the case of an election under either paragraph
(b) or (c) above, Alderwoods shall have delivered to the Trustee an Opinion of Counsel to the effect that, (A) the trust funds will not be subject to any rights of any other holders of Indebtedness of Alderwoods, and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; PROVIDED, HOWEVER, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of Alderwoods, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (x) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Five-Year Notes, the Trustee will hold, for the benefit of the Holders of Five-Year Notes, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (y) the Holders of Five-Year Notes will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (z) no property, rights in property or other interests granted to the Trustee or the Holders of Five-Year Notes in exchange for or with respect to any of such funds will be subject to any prior rights of any other Person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (y); and



                      (viii) Alderwoods shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (B) if any other Indebtedness of Alderwoods shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

                  (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee) pursuant to paragraph (d) above in respect of the outstanding Five-Year Notes shall be held in trust and applied by the Trustee (or other qualifying trustee), in accordance with the provisions of such Five-Year Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than Alderwoods or any Affiliate of Alderwoods) as the Trustee (or other qualifying trustee) may determine, to the Holders of such Five-Year Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.



         Alderwoods shall pay and indemnify the Trustee (or other qualifying trustee) against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Five-Year Notes.



         Anything in this Section 8.02 to the contrary notwithstanding, the Trustee (or other qualifying trustee) shall deliver or pay to Alderwoods from time to time upon the request, in writing, by Alderwoods any money or U.S. Government Obligations held by it as provided in paragraph (d) above that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (or other qualifying trustee), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.


         SECTION 8.03 APPLICATION OF TRUST MONEY.

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Five-Year Notes.


         SECTION 8.04 REPAYMENT TO ALDERWOODS.



         Subject to Sections 7.08, 8.01 and 8.02, the Trustee shall promptly pay to Alderwoods, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to Alderwoods, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; PROVIDED, HOWEVER, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of Alderwoods cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to Alderwoods. After payment to Alderwoods, Holders entitled to money must look solely to Alderwoods for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.


         SECTION 8.05 REINSTATEMENT.


         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then Alderwoods' obligations under this Indenture and the Five-Year Notes shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; PROVIDED, HOWEVER, that if Alderwoods has made any payment of principal of, premium, if any, or interest on any Five-Year Notes because of the reinstatement of its obligations, Alderwoods shall be subrogated to the rights of the Holders of such Five-Year Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01 WITHOUT CONSENT OF HOLDERS.


         Alderwoods, when authorized by a Board Resolution, and the Trustee may amend, waive or supplement this Indenture or the Five-Year Notes without notice to or consent of any Holder:


                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to comply with Article 5;

                  (c) to comply with any requirements of the Commission to effect or maintain the qualification of this Indenture under the TIA; or

                  (d) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

         SECTION 9.02 WITH CONSENT OF HOLDERS.


         Subject to Section 6.04, Alderwoods, when authorized by a Board Resolution, and the Trustee may amend this Indenture or the Five-Year Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Five-Year Notes then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Five-Year Notes then outstanding by written notice to the Trustee may waive future compliance by Alderwoods with any provision of this Indenture or the Five-Year Notes.


         Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 9.01, may not:

                  (a) reduce the percentage in outstanding aggregate principal amount of Five-Year Notes the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture or the Five-Year Notes;

                  (b) reduce or change the rate or time for payment of interest on any Five-Year Note;

                  (c) change the currency in which any Five-Year Note, or any premium or interest thereon, is payable;

                  (d) reduce the principal amount outstanding of or extend the fixed maturity of any Five-Year Note or alter the redemption provisions with respect thereto;

                  (e) make the principal of, premium, if any, or interest on any Five-Year Note payable in money other than that stated in the Five-Year Note;

                  (f) modify this Section 9.02 or Section 6.04 or Section 6.07;


                  (g) amend, alter, change or modify the obligation of Alderwoods to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto;


                  (h) modify or change any provision of this Indenture affecting the senior ranking of the Five-Year Notes;

                  (i) impair the right to institute suit for the enforcement of any payment on or with respect to the Five-Year Notes;

                  (j) release all or substantially all Subsidiary Guarantors and other guarantors, if any, from guarantees of the Indebtedness evidenced by the Five-Year Notes; or

                  (k) release all or substantially all Collateral.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.


         After an amendment, supplement or waiver under this Section 9.02 becomes effective, Alderwoods shall mail to the Holder of each Five-Year Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of Alderwoods to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.


         SECTION 9.03 COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment of or supplement to this Indenture or the Five-Year Notes shall comply with the TIA as then in effect.

         SECTION 9.04 REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Five-Year Note or portion of that Five-Year Note that evidences the same debt as the consenting Holder's Five-Year Note, even if notation of the consent is not made on any Five-Year Note. However, any such Holder or subsequent Holder may revoke the consent as to his Five-Year Note or portion of a Five-Year Note prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under Section 316(b) of the TIA.


         Alderwoods may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.


         After an amendment, supplement or waiver becomes effective, it shall bind every Holder; unless it makes a change described in any of clauses (a) through (k) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every consenting Holder and subsequent Holder of a Five-Year Note or portion of a Five-Year Note that evidences the same debt as the consenting Holder's Five-Year Note.

         SECTION 9.05 NOTATION ON OR EXCHANGE OF FIVE-YEAR NOTES.


         If an amendment, supplement or waiver changes the terms of a Five-Year Note, the Trustee shall (in accordance with the specific direction of Alderwoods) request the Holder of the Five-Year Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of Alderwoods) place an appropriate notation on the Five-Year Note about the changed terms and return it to the Holder. Alternatively, if Alderwoods or the Trustee so determines, Alderwoods in exchange for the Five-Year Note shall issue and the Trustee shall authenticate a new Five-Year Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Five-Year Note shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 9.06 TRUSTEE MAY SIGN AMENDMENTS, ETC.


         The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon Alderwoods in accordance with its terms.


                                   ARTICLE 10

                                    SECURITY

         SECTION 10.01 SECURITY INTEREST.


                  (a) To secure the payment of the Indenture Obligations, Alderwoods, the Subsidiary Guarantors and the Collateral Agent, on behalf of the Trustee and the Exit Facility Agent, have entered into the Security Agreement, the Control Agreements (as defined in the Exit Facility), the Deposit Account Agreements (as defined in the Exit Facility) and the Mortgages (collectively, the "COLLATERAL DOCUMENTS"), which shall grant the Collateral Agent, on behalf of the Trustee, a Lien on all assets (other than Capital Stock) subject and subordinate to Liens securing the Exit Facility. The Trustee and each Holder, by accepting Five-Year Notes issued under this Indenture, acknowledge the binding effect of the Collateral Documents as in effect and in existence on the date hereof; provided, that in the event of a conflict between the provisions of Collateral Documents and the provisions of the TIA, the provisions of the TIA will control. The Trustee is hereby authorized to execute on behalf of the Holders a collateral agency agreement, which will appoint the Collateral Agent as collateral agent for the Holders, the Guaranty Inducement Agreement and amendments, restatements, supplements, modifications and/or replacements thereto.


                  (b) The Collateral will be held for the equal and ratable benefit and security of the Holders of Five-Year Notes without preference, priority, or distinction of any thereof over any other by reason of difference in time of issuance, sale, or otherwise, and for the enforcement of the Indenture Obligations.


                  (c) The security interests granted hereunder and under the Collateral Documents or any similar agreement or document and any and all rights with respect to any of the Collateral will be subordinated in all respects to security interests and rights with respect to the Collateral granted in respect of the Exit Facility pursuant to the Intercreditor Agreement which the Trustee is hereby authorized to execute on behalf of the Holders together with such amendments, restatements, supplements, modifications and/or replacements with respect thereto as shall be necessary or desirable to give effect to such subordination.



                  (d) The initial aggregate book value of the Collateral will be no less than the product of (i) the aggregate original principal amount of the Exit Facility commitment and the original principal amount of the Five-Year Notes times (ii) 1.25. Except as otherwise provided on Schedule 10.02, the Collateral will initially include the real property listed on Schedule 10.01.


         SECTION 10.02 RECORDING OF SECURITY INTERESTS; OPINIONS OF COUNSEL.


                  (a) Alderwoods and each Subsidiary Guarantor has executed, delivered, filed, and recorded or, as set forth on Schedule 10.02, will execute, deliver, file, and record, all instruments and documents, and has done or, as set forth on Schedule 10.02, will do all such acts and other things, at Alderwoods' or such Subsidiary Guarantor's expense, as applicable, as are necessary to subject Collateral to the Collateral Documents. Subject to Schedule 10.02, Alderwoods will, and will cause each Subsidiary Guarantor, as applicable, to execute, deliver, file and record all instruments and do all acts and other things as may be reasonably necessary to perfect, maintain and protect the security interest provided for in Section 10.01.

                  (b) In addition to its obligations under the Collateral Documents, Alderwoods will, and will cause each Subsidiary Guarantor to, deliver promptly after the execution and delivery of this Indenture any other instrument of further assurance or amendment or waiver of any provision of this Indenture or the Collateral Documents relating to the lien and security interest in Collateral for the benefit of the Holders of Five-Year Notes, an Opinion of Counsel in a form reasonably acceptable to the Trustee either (i) stating that, in the opinion of such counsel, this Indenture, the Collateral Documents, any financing statements, any continuation statements, and any other instruments of further assurance or amendment have been properly recorded, registered, and filed with respect to such types of Collateral as to which a lien and security interest may be perfected by such actions, and that all such other acts and things have been done, to the extent necessary under applicable law to perfect and make effective the security interest therein and reciting the elements of such action in reasonable detail, and stating that, as to the Collateral Documents, such recording, registrations and filing, and such other acts and things are the only recordings, registrations and filings, or other acts and things, necessary under applicable law to give notice thereof and that no rerecordings, reregistrations, refilings, or other acts or things, are necessary under applicable law to maintain such notice, further stating that all financing statements and continuation statements have been executed and filed that are necessary under applicable law fully to preserve and protect the rights of the Holders of Five-Year Notes and the Trustee hereunder and under the Collateral Documents with respect to types of Collateral as to which a lien and security interest may be perfected by such filing, or (ii) stating that, in the opinion of such counsel, no such action is necessary under applicable law to perfect or make effective such security interest. Any such opinion may be based upon reasonable assumptions not inconsistent with the terms of this Indenture or the Collateral Documents as to future matters and as to actions taken and to be taken by Alderwoods and any Subsidiary or any other Person (other than the Trustee), and may set forth the reasons underlying such opinion.


         SECTION 10.03 RELEASE OF COLLATERAL.


         In addition to its obligations under the Collateral Documents, as a condition to any release of Collateral, Alderwoods will, and will cause each Subsidiary Guarantor to, deliver to the Trustee the certificate or opinion, if any, required by Section 314(d) of the TIA as to the fair value of the Collateral to be released, dated as of a date not more than 60 calendar days prior to the date of release. Any release of Collateral made in compliance with the provisions of the Collateral Documents will be deemed not to impair the security interest provided for in Section 10.01 in contravention of the provisions of this Indenture. At the request and expense of Alderwoods, and upon receipt of an Officers' Certificate, the Trustee shall execute and deliver to Alderwoods (and if it does not do so, hereby directs the Collateral Agent to do so) all such documents as are reasonably necessary to release the Lien created under the Collateral Documents or hereunder with respect to any Collateral that is being transferred to any Person other than Alderwoods or a Subsidiary Guarantor in a transaction permitted by this Indenture.


         SECTION 10.04 RELEASE UPON DEFEASANCE OR RELEASE OF COMPANY'S OBLIGATIONS.


         If the Indenture Obligations have been terminated and there are no other Indenture Obligations under the Collateral Documents that remain outstanding, the Trustee will, upon the request of Alderwoods and on behalf of the Holders of Five-Year Notes issued hereunder, disclaim and give up any and all rights it has in or to Collateral and any rights it has under the Collateral Documents (excluding unasserted indemnity claims thereunder), and the Trustee will not be deemed to hold the security interest provided for in Section 10.01 for the benefit of the Holders.


         SECTION 10.05 RELIANCE ON OPINION OF COUNSEL.


         The Trustee will, before taking any action under this Article 10, be entitled to receive an Opinion of Counsel, stating the legal effect of such action, and that such action will not be in contravention of the provisions hereof or of the Collateral Documents. Any such opinion will be full protection to the Trustee for any action taken or omitted to be taken in reliance thereon.


         SECTION 10.06 PAYMENT OF EXPENSES.


         On demand of the Trustee, Alderwoods forthwith will pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this Indenture and all such sums will be a lien upon Collateral and will be secured thereby.

         SECTION 10.07 TRUSTEE'S DUTIES.


                  (a) Subject to Section 10.01 and the provisions of the Collateral Documents, the Trustee will have power to enter into any agreement or take any action required by the Collateral Documents pursuant to the terms thereof and to institute and to maintain such suits and proceedings, to the extent permitted under the terms of the Collateral Documents, as it may deem expedient to prevent any impairment of Collateral by any acts which may be unlawful or in violation of the Collateral Documents or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule, or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest provided for in Section 10.01 in contravention of this Indenture or be prejudicial to the interests of the Holders of Five-Year Notes issued hereunder or of the Trustee.



                  (b) The powers conferred upon the Trustee by this Article 10 are solely to protect the security interest provided for in Section 10.01 and will not impose any duty upon the Trustee to exercise any such powers except as provided in the last sentence of Section 10.03 and as otherwise expressly provided in this Indenture. The Trustee will be under no duty to Alderwoods or any Subsidiary Guarantor whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee will not be liable to Alderwoods or any Subsidiary Guarantor for failure to collect or realize upon any or all Collateral, or for any delay in so doing, nor will the Trustee be under any duty to Alderwoods or any Subsidiary Guarantor to take any action, whatsoever with regard thereto. The Trustee has no duty to Alderwoods or to the Holders to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority, or enforceability of, or the Trustee's rights in or to, any Collateral.


                                   ARTICLE 11

                                  MISCELLANEOUS

         SECTION 11.01 TRUST INDENTURE ACT OF 1939.

         This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

         If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

         SECTION 11.02 NOTICES.

         Any notice or communication shall be sufficiently given if in writing and delivered in person sent by facsimile (with confirmed answerback) or mailed by first class mail, postage prepaid, addressed as follows:


         If to Alderwoods or any Restricted Subsidiary or Subsidiary Guarantor:



         Alderwoods Group, Inc.
         11th Floor, Atria III
         2225 Sheppard Avenue East
         Toronto, Ontario
         Canada M2J 5C2
         Facsimile Number: (416) 498-2449
         Attention: Chief Financial Officer

         With a copy to:


         Alderwoods Group, Inc.
         11th Floor, Atria III
         2225 Sheppard Avenue East
         Toronto, Ontario
         Canada M2J 5C2
         Facsimile Number: (416) 498-2487
         Attention: Treasurer


         If to the Trustee to:


         Wells Fargo Bank Minnesota, N.A.
         Sixth Street and Marquette Avenue
         MAC N9303-120
         Minneapolis, MN 55479
         Facsimile Number: (612) 667-9825
         Attention: Corporate Trust - Alderwoods Administrator


         The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA Section 310(b), TIA
Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Five-Year Notes register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.


         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.


         SECTION 11.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Five-Year Notes. The obligors, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

         SECTION 11.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.


         Upon any request or application by Alderwoods to the Trustee to take any action under this Indenture, Alderwoods shall furnish to the Trustee:


                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;


                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an opinion as to whether or not such covenant or condition has been complied with; and


                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 11.06 RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 11.07 GOVERNING LAW.


         The laws of the State of New York shall govern this Indenture and the Five-Year Notes. The Trustee, Alderwoods and the Holders agree to submit to the jurisdiction of the courts of (or federal courts located in) the State of New York in any action or proceeding arising out of or relating to this Indenture or the Five-Year Notes.


         SECTION 11.08 CONSENT TO SERVICE OF PROCESS.


         Alderwoods irrevocably (a) agrees that any legal suit, action or proceeding arising out of or based upon this Indenture and the Five-Year Notes issued hereunder may be instituted in any federal or state court located in the City of New York, (b) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding, and (c) submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. Alderwoods has appointed CT Corporation System, 111 Eighth Avenue, New York City, NY 10011, as its authorized agent (the "AUTHORIZED AGENT") upon whom process may be served in any suit, action or proceeding arising out of or based on this Indenture which may be instituted in any federal or state court located in the City of New York, expressly consents to the jurisdiction of any such court in respect of any suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Alderwoods agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to Alderwoods shall be deemed, in every respect, effective service of process upon Alderwoods. Notwithstanding the foregoing, designation of an authorized agent does not constitute submission to jurisdiction or consent to service or process in any legal action or proceeding predicated on United States federal or state securities laws.


         SECTION 11.09 NO INTERPRETATION OF OTHER AGREEMENTS.


         This Indenture may not be used to interpret another indenture, loan or debt agreement of Alderwoods or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


         SECTION 11.10 NO RECOURSE AGAINST OTHERS.


         A director, officer, employee, stockholder or Affiliate, as such, of Alderwoods or any Subsidiary Guarantor shall not have any liability for any obligations of Alderwoods under the Five-Year Notes or this Indenture or any Subsidiary Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Five-Year Note waives and releases all such liability.

         SECTION 11.11 SUCCESSORS.


         All agreements of Alderwoods in this Indenture and the Five-Year Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.


         SECTION 11.12 DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

         SECTION 11.13 SEPARABILITY.

         In case any provision in this Indenture or the Five-Year Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         SECTION 11.14 TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 11.15 BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Five-Year Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 11.16 FAVORED NATIONS.


         If Alderwoods or any of the Subsidiary Guarantors enter into any agreements with any Person under which Alderwoods or any Subsidiary Guarantor incurs Indebtedness (other than the Exit Facility and other Indebtedness existing on the date hereof (excluding the Two-Year Notes, Seven-Year Notes, and Unsecured Convertible Subordinated Notes), any Refinancing thereof, and any securitization transaction) the terms of which Alderwoods in good faith determines to be materially more restrictive or burdensome to Alderwoods and its Subsidiary Guarantors than the terms of this Indenture, then the Holders will be entitled to the benefit of such more restrictive terms. In furtherance of the foregoing, Alderwoods and the Subsidiary Guarantors agree to execute any and all amendments or modifications of this Indenture to incorporate such more restrictive terms for the benefit of the Holders.


                                   ARTICLE 12


                              SUBSIDIARY GUARANTEES



         SECTION 12.01 GUARANTEES.



         Each Restricted Subsidiary of Alderwoods that is a Wholly Owned Subsidiary organized under the laws of any state or commonwealth of the United States (other than the Excluded Subsidiaries) hereby unconditionally and irrevocably guarantees (in such capacity, a "SUBSIDIARY GUARANTOR"), jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on the Five-Year Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of Alderwoods under this Indenture and the Five-Year Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of Alderwoods under this Indenture and the Five-Year Notes (all the foregoing being hereinafter collectively called the "OBLIGATIONS"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 12 notwithstanding any extension or renewal of any Obligation.



         Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to Alderwoods of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Five-Year Notes or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against Alderwoods or any other Person under this Indenture, the Five-Year Notes or any other agreement or otherwise, (b) any extension or renewal of any thereof, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Five-Year Notes or any other agreement, (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them, (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations, or (f) except as set forth in Section 12.06, any change in the ownership of such Subsidiary Guarantor.


         Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         Except as set forth in Sections 8.01, 8.02, 12.02 and 12.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Five-Year Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.


         Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of Alderwoods or otherwise.



         In furtherance of the foregoing and not in limitation of any other right that any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of Alderwoods to pay the principal of, premium, if any, or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (a) the unpaid amount of such Obligations,
(b) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (c) all other monetary Obligations of Alderwoods to the Holders and the Trustee.


         Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

         Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         SECTION 12.02 LIMITATION ON LIABILITY.

         Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations Guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby Guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         SECTION 12.03 SUCCESSORS AND ASSIGNS.

         This Article 12 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Five-Year Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 12.04 NO WAIVER.

         Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits that either may have under this Article 12 at law, in equity, by statute or otherwise.

         SECTION 12.05 MODIFICATION.

         No modification, amendment or waiver of any provision of this Article 12, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.


         SECTION 12.06 RELEASE OF SUBSIDIARY GUARANTORS.



         Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than a sale or disposition to Alderwoods or another Subsidiary Guarantor), in a transaction permitted by this Indenture (including, without limitation, the Restructuring Transactions), such Subsidiary Guarantor shall be deemed released from all obligations under this Article 12 without any further action required on the part of the Trustee or any Holder. At the request and expense of Alderwoods, and upon receipt of an Officers' Certificate, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        ALDERWOODS GROUP, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:




                                        EACH SUBSIDIARY GUARANTOR
                                        LISTED ON SCHEDULE 1.01 HERETO



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                   Schedule 1.01


                  [SUBJECT TO FURTHER REVIEW AND CONFIRMATION]

                              SUBSIDIARY GUARANTORS


ALASKA

Alderwoods (Alaska), Inc.

ARIZONA

Alderwoods (Arizona), Inc.
Hatfield Funeral Home, Inc.
Phoenix Memorial Park Association

ARKANSAS

Alderwoods (Arkansas), Inc.

CALIFORNIA

Advance Funeral Insurance Services
Alderwoods Group (California), Inc.
Alderwoods (Texas), Inc.
Earthman LP, Inc.
Universal Memorial Centers V, Inc.
Universal Memorial Centers VI, Inc.
Whitehurst-Lakewood Memorial Park and Funeral Service

COLORADO

Alderwoods (Colorado), Inc.

CONNECTICUT

Alderwoods (Connecticut), Inc.

DELAWARE

Administration Services, Inc.
Alderwoods (Alabama), Inc.
Alderwoods (Commissioner), Inc.
Alderwoods (Delaware), Inc.
Alderwoods (Mississippi), Inc.
Alderwoods (Texas), L.P.
American Burial and Cremation Centers, Inc.
H.P. Brandt Funeral Home, Inc.
Lienkaemper Chapels, Inc.
Neweol (Delaware), L.L.C.
Osiris Holding Corporation

DISTRICT OF COLUMBIA

Alderwoods (District of Columbia), Inc.

FLORIDA

Coral Ridge Funeral Home & Cemetery, Inc.
Funeral Services Acquisition Group, Inc.
Garden Sanctuary Acquisition, Inc.
Kadek Enterprises of Florida, Inc.
Levitt Weinstein Memorial Chapels, Inc.
MHI Group, Inc.
Naples Memorial Gardens, Inc.
Osiris Holding of Florida, Inc.
Security Trust Plans, Inc.

GEORGIA

Alderwoods (Georgia), Inc.
Alderwoods (Georgia) Holdings, Inc.
Green Lawn Cemetery Corporation
Poteet Holdings, Inc.
Southeastern Funeral Homes, Inc.

HAWAII

Alderwoods (Hawaii), Inc.

IDAHO

Alderwoods (Idaho), Inc.

ILLINOIS

Alderwoods (Chicago North), Inc.
Alderwoods (Chicago Central), Inc.
Alderwoods (Chicago South), Inc.
Alderwoods (Illinois), Inc.
Chapel Hill Memorial Gardens & Funeral Home Ltd.
Chicago Cemetery Corporation
Elmwood Acquisition Corporation
Mount Auburn Memorial Park, Inc.
The Oak Woods Cemetery Association
Pineview Memorial Park, Inc.
Ridgewood Cemetery Company, Inc.
Ruzich Funeral Home, Inc.
Woodlawn Cemetery of Chicago, Inc.
Woodlawn Memorial Park, Inc.

INDIANA

Advance Planning of America, Inc.
Alderwoods (Indiana), Inc.
Ruzich Funeral Home, Inc.

IOWA

Alderwoods (Iowa), Inc.

KANSAS

Alderwoods (Kansas), Inc.

KENTUCKY

Alderwoods (Partner), Inc.

LOUISIANA

Alderwoods (Louisiana), Inc.

MARYLAND

Alderwoods (Maryland), Inc.

MASSACHUSETTS

Alderwoods (Massachusetts), Inc.
Doba-Haby Insurance Agency, Inc.

MICHIGAN

Alderwoods (Michigan), Inc.

MINNESOTA

Alderwoods (Minnesota), Inc.

MISSISSIPPI

Family Care, Inc.
Riemann Enterprises, Inc.
Stephens Funeral Fund, Inc.

MISSOURI

Alderwoods (Missouri), Inc.

MONTANA

Alderwoods (Montana), Inc.

NEBRASKA

Alderwoods (Nebraska), Inc.

NEVADA

Alderwoods (Nevada), Inc.

NEW HAMPSHIRE

Robert Douglas Goundrey Funeral Home, Inc.
St. Laurent Funeral Home, Inc.
ZS Acquisition, Inc.

NEW MEXICO

Alderwoods (New Mexico), Inc.
Strong-Thorne Mortuary, Inc.

NEW YORK

Alderwoods (New York), Inc.
Northeast Monument Company, Inc.

NORTH CAROLINA

Alderwoods (North Carolina), Inc.
Carothers Holding Company, Inc.
Lineberry Group, Inc.
Reeves, Inc.
Westminster Gardens, Inc.

NORTH DAKOTA

Alderwoods (North Dakota), Inc.

OHIO

Alderwoods (Ohio) Cemetery Management, Inc.
Alderwoods (Ohio) Funeral Home, Inc.
Bennett-Emmert-Szakovitz Funeral Home, Inc.

OKLAHOMA

Alderwoods (Oklahoma), Inc.

OREGON

Alderwoods (Oregon), Inc.
The Portland Memorial, Inc.
Universal Memorial Centers I, Inc.
Universal Memorial Centers II, Inc.
Universal Memorial Centers III, Inc.

PENNSYLVANIA

Alderwoods (Pennsylvania), Inc.
Bright Undertaking Company
H. Samson, Inc.
Knee Funeral Home of Wilkinsburg, Inc.
Nineteen Thirty-Five Holdings, Inc.
Oak Woods Management Company

RHODE ISLAND

Alderwoods (Rhode Island), Inc.

SOUTH CAROLINA

Alderwoods (South Carolina), Inc.
Graceland Cemetery Development Co.

SOUTH DAKOTA

Alderwoods (South Dakota), Inc.

TENNESSEE

DMA Corporation
Eagle Financial Associates, Inc.
Alderwoods (Tennessee), Inc.

TEXAS

Alderwoods (Texas) Cemetery, Inc.
Dunwood Cemetery Service Company
Earthman Cemetery Holdings, Inc.
Earthman Holdings, Inc.
Travis Land Company
Waco Memorial Park

VIRGINIA

Alderwoods (Virginia), Inc.

WASHINGTON

Alderwoods (Washington), Inc.
Evergreen Funeral Home and Cemetery, Inc.
Green Service Corporation
S & H Properties & Enterprises, Inc.
Vancouver Funeral Chapel, Inc.

WEST VIRGINIA

Alderwoods (West Virginia), Inc.

WISCONSIN

Alderwoods (Wisconsin), Inc.
Northern Land Company, Inc.

WYOMING

Alderwoods (Wyoming), Inc.

                                                                   Schedule 4.12

                  [SUBJECT TO FURTHER REVIEW AND CONFIRMATION]

                           NON-CASH DISPOSABLE ASSETS


 TYPE   LOC'N   NAME                                   ADDRESS                              CITY                 ST    ZIP CODE
 ----   -----   ----                                   -------                              ----                 --    --------
  CE    2043    McMinn Memory Gardens                  1739 County Road 561                 Athens               TN     37303
  CE    2071    Anderson Memorial Gardens, Inc.        640 Oliver Springs Hwy.              Clinton              TN     37716
  CE    2085    Sunset Memorial Gardens & Mausoleum    7180 North Lee Hwy.                  Cleveland            TN     37320
  CE    2086    Lafayette Memory Gardens               3658 North Highway 27                La Fayette           GA     30728
  CE    2119    Eden Memorial Park                     9851 West Irving Park Road           Schiller Park        IL     60176
  CE    2138    Royal Palm Cemetery                    101 55th Street South                St. Petersburg       FL     33707
  CE    2139    Royal Palm Cemetery North              2600 Gandy Blvd.                     St. Petersburg       FL     33702
  CE    2170    Pineview Memorial Park                 4049 Youngstown Road                 Warren               OH     44484
  CE    2178    Wilson County Memorial Park            618 South Maple Street               Lebanon              TN     37087
  CE    2179    Memorial Lawn                          3002 North Court Road                Ottumwa              IA     52501
  CE    2179    Memorial Lawn - Fairfield Cemetery     Highway 34                           Fairfield            IA     52544
  CE    2206    Hillcrest Memorial Gardens             1700 South Ocoee Street              Cleveland            TN     37311
  CE    2252    Greenhills Memory Gardens              Memory Garden Road                   Summerville          GA     31634
  CE    2277    Limestone Memorial Gardens             1987 Highway 31 South                Athens               AL     35611
  CE    5509    Sarasota Memorial Park Cemetery        5833 South Tamiami Trail             Sarasota             FL     34231
  CE    5515    Memory Gardens, Inc.                   2600 Muscatine Avenue                Iowa City            IA     52240
  CE    5518    Memorial Gardens, Burlington           10993 115th Avenue                   Burlington           IA     52601
  CE    5519    Sunset Memorial Cemetery               3700 Main Street                     Keokuk               IA     52632
  CE    5520    Hillcrest Memorial Cemetery            2183 Highway 61                      Fort Madison         IA     52637
  CE    5528    Dandridge Memorial Gardens             Highway 70                           Dandridge            TN     37725
  CE    5540    Mt. Auburn Cemetery Co.                3137 Beck Road                       St. Joseph           MO     64506
  CE    5582    Crown Hill Memorial Park               9700 Webbs Chapel Road               Dallas               TX     75220
  CE    5584    Chapel Hill Memorial Park              1121 North Galena Avenue             Dixon                IL     61021
  CE    5668    Walker Chapel Memorial Gardens         2500 Walker Street                   Fultondale           AL     35068
  CE    5670    Macedonia Memorial Park                16085 East Cherokee                  Canton               GA     30115
  CE    5676    Cedar Valley Memorial Gardens          3669 Logan Avenue                    Cedar Falls          IA     50703
  CE    5677    Blackhawk County Gardens               3669 Logan Avenue                    Waterloo             IA     50703
  CE    5683    Montgomery Memorial Cemetery           3001 Simmons Drive                   Montgomery           AL     36108
  CE    5719    White Chapel Memory Gardens            24550 North County Highway 6-RR3     Canton               IL     61520
  CE    5722    Forest Lawn Memorial Gardens           9760 U.S. Highway 136 West           Macomb               IL     61455
  CE    5723    Kankakee Memorial Gardens              15 South 3000 East Road              Kankakee             IL     60901
  CE    5725    Resthaven Memorial Gardens             1701 DeWitt Avenue East              Mattoon              IL     61938
  CE    5726    Oak Lawn Memorial Gardens              2040 U.S. Highway 150 North          Galesburg            IL     61401
  CE    5728    Evergreen Memory Gardens               2472 U.S. Highway 34                 Kewanee              IL     61443
  CE    5735    Mt. Hope Cemetery                      511 East Pennsylvania Avenue         Champaign            IL     61820
  CE    5736    Roselawn Cemetery                      611 East Pennsylvania Avenue         Champaign            IL     61825
  CE    5737    Woodlawn Cemetery                      1803 North Coler Avenue              Urbana               IL     61801
  CE    5738    Lincoln Memorial Gardens               1803 North Coler Avenue              Urbana               IL     61801
  CE    5739    Roseland Park                          1202 West 7th Street                 Hattiesburg          MS     39401
  CE    5740    Hillcrest Cemetery                     630 Hillcrest Loop                   Petal                MS     39465
  CE    5741    Sweetwater Valley Memorial Park        1838 Highway 11 North                Sweetwater           TN     37874
  CE    5743    Beverley Memorial                      1202 West 7th Street                 Hattiesburg          MS     39401
  CE    5758    Sumter County Memorial Gardens         U.S. Highway 11 West                 York                 AL     36925
  CE    5759    Livingston Memorial Gardens            U.S. Highway 11 East                 Livingston           AL     36925
  CE    5764    Broadlawn Memorial Gardens             5979 New Bethany Road                Buford               GA     30518
  CE    5770    Pine View Memorial Park                10750 North Beach Road               Waukegan             IL     60087
  CE    5801    Burningtree Memorial Gardens           4919 Marsha Lane                     Decatur              AL     35603
  CE    5810    Ridgecrest Memory Gardens              1926 Saltwell Road                   Dover                OH     44622
  CE    5811    Mt. Vernon Memorial Gardens            18260 Coshocton Road                 Mt. Vernon           OH     43050
  CE    5812    Coshocton County Memory Garden         25580 State Route 621                Coshocton            OH     43812
  CE    5817    Mozley Memorial Gardens                3180 South Sweetwater Road           Lithia Springs       GA     30122
  CE    5821    North Lawn Cemetery                    2201 North 15th Street               Fort Dodge           IA     50501
  CE    5824    Eastwood Memorial Gardens              7500 Wares Ferry Road                Montgomery           AL     36117
  CE    5853    Roane Memorial Gardens                 1400 North Gateway Avenue            Rockwood             TN     37854
  CE    5854    Kingston Memorial Gardens              Lawnville Road                       Kingston             TN     37763



                                      1/2

 TYPE   LOC'N   NAME                                   ADDRESS                              CITY                 ST    ZIP CODE
 ----   -----   ----                                   -------                              ----                 --    --------
  FH    2758    P/Ruzich Funeral Homes                 2939 East 95th Street                Chicago              IL     60617
  FH    2759    P/Ruzich Funeral Homes                 2031 Indianapolis Blvd.              Whiting              IN     46394
  FH    2819    Rhodes-Belcher Funeral Home            830 North Belcher Road               Clearwater           FL     34625
  FH    2889    Sasser-Morgan-Mcclellan Funeral Home   20 South Duvall Street               Quincy               FL     32353
  FH    2906    Helm Funeral Home, Inc.                1811 Idlewild Avenue                 Green Cove Springs   FL     32043
  FH    3109    Curry Raley Funeral Home               404 West Palmetto Street             Wauchula             FL     33873
  FH    3115    Moody Funeral Home                     945 East Broadway                    Fort Meade           FL     33841
  FH    3140    Royal Palm Funeral Chapel              2600 Gandy Blvd.                     St. Petersburg       FL     33702
  FH    3163    Rhodes-Druid Funeral                   800 East Druid Road                  Clearwater           FL     34616
  FH    3174    McClure Funeral Service Inc.           109 East Sixth Street                Bicknell             IN     47512
  FH    3174A   McClure Funeral Service                618 West Main                        Bruceville           IN     47516
  FH    3256    Shrine Of Memories                     3002 North Court Road                Ottumwa              IA     52501
  FH    3267    Gordon E. Utt Funeral Homes Inc.       100 West Main                        Oaktown              IN     47561
  FH    3267A   Gordon E. Utt Funeral Homes Inc.       118 S. Alexander Street              Carlisle             IN     47838
  FH    3267B   Gordon E. Utt Funeral Homes Inc.       Indiana Street and Hickory           Freelandville        IN     47535
  FH    3382    Bradenton Funeral Home                 5827 14th Street West                Bradenton            FL     34207
  FH    3432    Hughes Funeral Home                    400 E. Jefferson Blvd.               Dallas               TX     75203
  FH    3446    Chapel Hill Funeral Home               1121 North Galena Blvd.              Dixon                IL     61021
  FH    3452    Dudley M. Hughes Funeral Home          400 E. Jefferson Blvd.               Dallas               TX     75203
  FH    3452A   Dudley M. Hughes Funeral Home          332 Cedar Street                     Cedar Hill           TX     75104
  FH    3452B   Dudley M. Hughes Funeral Home          261 South Buckner                    Dallas               TX     75218
  FH    3453    Dudley Hughes F/H North C              9700 Webbs Chapel Road               Dallas               TX     75220
  FH    3454    Ed C. Smith & Bros. Funeral Home       4419 Samuel Blvd.                    Dallas               TX     75228
  FH    3455    Hughes Funerals, Inc.                  400 E. Jefferson Blvd.               Dallas               TX     75203
  FH    3456    Hughes Southland Funeral               800 SW 3rd Street                    Grand Prairie        TX     75051
  FH    3468    Knee F.Home Of Wilkinsburg             800 Center Street                    Wilkinsburg          PA     15221
  FH    3472    Wattengel Funeral Home                 307 Oliver Street                    North Tonawanda      NY     14120
  FH    3475    Walker Chapel Funeral Home             1200 Ellard Road                     Fultondale           AL     35068
  FH    3559    Alexander-Johnson Funeral Chapel       408 Church Street                    Ottumwa              IA     52501
  FH    3579    Mittendorf-Calvert Funeral Home        2400 Galen Drive                     Champaign            IL     61821



                                      2/2

                                                                  SCHEDULE 10.01

                            REAL PROPERTY COLLATERAL

                               SCHEDULE 10.01(a)

                  [SUBJECT TO FURTHER REVIEW AND CONFIRMATION]


LOC. #     LOCATION NAME                                 LOCATION ADDRESS                          CITY                        ST

2846       Evergreen Memorial Chapel                     77 E Street                               Anchorage                   AK

3539       Alaska Cremation Center                       3804 Spenard Road                         Anchorage                   AK
3540       Evergreen's Eagle River Funeral H             11046 Chugiak Drive                       Eagle River                 AK
2775       Kilgroe Funeral Home Inc                      1651 Ashville Road NE                     Leeds                       AL
2895       Bayview Funeral Home - Daphne-Spa             27409 Highway 98                          Daphne                      AL
2997       Kilgroe Funeral Home Inc                      2219 - 2nd Avenue North                   Pell City                   AL
3095       Fuqua-Bankston Funeral Home                   450 Faust Avenue                          Ozark                       AL
3114       Bayview Funeral Home - Foley Chap             2551 South McKenzie Street                Foley                       AL
3168       Curtis & Son Funeral Hiome, Inc.              1099 1st Ave., NW                         Childersburg                AL

3509       Callison-Lough Funeral Service                408 West Walnut                           Rogers                      AR
3509A      Callison-Lough Funeral Service                605 W Central                             Bentonville                 AR
3509B      Callison-Lough Funeral Service                405 E Atlanta                             Gravette                    AR

2713       Flagstaff Mortuary                            302 West Oak Avenue                       Flagstaff                   AZ
3275       Yuma Mortuary & Crematory                     551 West 16th Street                      Yuma                        AZ

2603       Stephens & Bean Funeral Chapel                202 North Teilman                         Fresno                      CA
2604       Whitehurst - Grim Funeral Service             429 Bassett Street                        King City                   CA
2605       Whitehurst - Loyd Funeral Service             195 North Hockett                         Porterville                 CA
2607       Whitehurst Sullivan Burns & Blair             1525 East Saginaw                         Fresno                      CA
2608       Whitehurst - Terry Funeral Servic             395 East Street                           Soledad                     CA
2610       Guerrero Mortuary Chapel                      407 Estudillo Avenue                      San Leandro                 CA
2611       Delano Mortuary                               707 Browning Road                         Delano                      CA
2612       Miller's Tulare Funeral Home Inc              151 North "H" Street                      Tulare                      CA

2636       Whitehurst - McNamara - Serpa Fun             100 Bush Street                           Hanford                     CA
2637       Keaton Mortuaries                             1022 E Street                             San Rafael                  CA
2677       Humphrey Mortuary                             753 Broadway                              Chula Vista                 CA
2734       Alternative Burial & Cremation Se             445 North American Street                 Stockton                    CA
2748       Conrad Lemon Grove Mortuary                   7387 Broadway                             Lemon Grove                 CA
2858       Stratford Evans Merced Funeral Ch             1490 B Street                             Merced                      CA
2902       Keaton Mortuaries                             1801 Novato Boulevard                     Novato                      CA
3036       Pinkham-Mitchell Imperial Beach M             808 13th Street                           Imperial Beach              CA
3135       Jensen-Carpenter Mortuary                     222 "E" Street                            Needles                     CA
3186       Palm Springs-Desert Hot Spring                66272 Pierson Boulevard                   Desert Hot Springs          CA
3200       Chapel of the Valley Mortuary                 20359 Lake Chabot Road                    Castro Valley               CA
3307       Willow Glen Funeral Chapel                    1039 Lincoln Avenue                       San Jose                    CA
3320       Memory Chapel Inc                             675 Bee Street                            Placerville                 CA
3375       Merkley-Mitchell Mortuary                     3655 5th Avenue                           San Diego                   CA
3376       Beardsley-Mitchell Funeral Home               1818 Sunset Cliffs Boulevard              San Diego                   CA

3104       George McCarthy Almont Funeral Ho             401 Broadway                              Pueblo                      CO
3149       Wilson Funeral Home & Crematory               1449 South 9 Street                       Canon City                  CO
3150       Boies-Ortega Funeral Home                     115 East Fifth Street                     Walsenburg                  CO
3230       Darrell Howe Mortuary Crematory               1701 W. S. Boulder Road                   Lafayette                   CO

3097       Gilman Funeral Home                           104 Church Street                         Putnam                      CT
3097A      Gilman Funeral Home                           23 Main Street                            North Grosvenorda           CT
3193       Spadaccino Community Funeral Home             499 Washington Avenue                     Bridgeport                  CT
3193A      Spadaccino Community Funeral Home             315 Monroe Turnpike                       Monroe                      CT

2760       Kraeer Funeral Homes                          200 North Federal Highway                 Pompano Beach               FL
2762       Kraeer Funeral Homes                          1 North State Road 7                      Margate                     FL
2763       Kraeer Funeral Homes                          1199 East Sample Road                     Pompano Beach               FL
2764       Kraeer Funeral Homes                          200 North Federal Highway                 Pompano Beach               FL
2765       Kraeer Funeral Homes                          4061 North Federal Highway                Ft. Lauderdale              FL
2766       Kraeer Funeral Homes                          1655 University Drive                     Coral Springs               FL
2767       Kraeer Funeral Homes                          1353 North Federal Highway                Boca Raton                  FL
2768       Kraeer Funeral Homes                          217 East Hillboro Boulevard               Deerfield Beach             FL
2770       Fairchild North Federal Chapel                299 North Federal Highway                 Ft. Lauderdale              FL


                                     1 OF 7

                               SCHEDULE 10.01(a)
                  [SUBJECT TO FURTHER REVIEW AND CONFIRMATION]


2788       Mason Funeral Home Inc                        7151 McNab Road                           Tamarac                     FL
2848       Phil Kiser Funeral Home                       9231 Cypress Lake Drive                   Fort Myers                  FL
2896       Sherrill-Guerry Funeral Home                  616 South Marion Street                   Lake City                   FL
2944       Fraser Funeral Home                           712 South Sixth Street                    MacClenny                   FL
2965       Cofer-Kolski-Combs Funeral Home               10931 Northeast Sixth Avenue              Miami Shores                FL
2970       NACS - Deerfield Beach                        6 Northeast 2nd Avenue                    Deerfield                   FL
3011       Evans-Carter Funeral Home                     220 North Main Street                     High Springs                FL
3164       Wylie-Baxley Merritt Island Funer             1360 North Courtney Parkway               Merritt Island              FL
3216       McLaughlin Mortuary                           17 Chestnut Avenue South East             Fort Walton Bea             FL
3218       C.E. Prevatt Funeral Home                     9750 North 56th Street                    Temple Terrace              FL
3219       Oakley Funeral Home                           36327 Highway 54 West                     Zephyrhills                 FL
3222       McLaughlin - Aultman Funeral Home             492 East Pine Street                      Crestview                   FL
3223       Koontz Little Chapel                          910 Beal Parkway                          Ft. Walton Beac             FL
3224       McLaughlin Twin Cities Funeral Ho             1405 East John Sims Parkway               Niceville                   FL
3227       Coleman & Ferguson Funeral Homes              14233 7th Street                          Dade City                   FL
3228       Coleman & Ferguson Funeral Homes              38303 North Avenue                        Zephyrhills                 FL
3229       Oakley Funeral Home                           11441 Highway 301 South                   Dade City                   FL
3239       Levitt-Weinstein Memorial Chapel              5411 Okeechobee Boulevard                 West Palm Beach             FL
3241       Levitt-Weinstein Memorial Chapel              7500 North State Road 7                   Coconut Creek               FL
3242       Levitt-Weinstein Memorial Chapel              8135 West McNab Road                      Tamarac                     FL
3243       Blasberg/Rubin/Zilbert                        720 71st Street                           Miami Beach                 FL
3261       Cardwell & Maloney Funeral Homes              3571 Ridgewood Avenue                     Port Orange                 FL
3356       Robarts Funeral Home                          2990 Bee Ridge Road                       Sarasota                    FL
3578       American Burial & Cremation Cente             1801 East Oakland Park Blvd.              Fort Lauderdale             FL
3623       Wylie-Baxley Titusville Funeral H             2400 South Washington Avenue (US 1)       Titusville                  FL

2806       Poteet Funeral Homes - Downtown C             529 Greene Street                         Augusta                     GA
2807       Parkway Garden Chapel                         1000 Forest Parkway                       Forest Park                 GA
2808       Tara Garden Chapel Funeral Direct             681 North Avenue                          Jonesboro                   GA
2851       Mann & Walden Funeral Home                    1060 Pine Log Road                        Conyers                     GA
2870       Thompson-Strickland-Waters Funera             107 Singleton Avenue                      Sylvania                    GA
2917       Frazier-Holt Funeral Directors                1016 Fourth Avenue                        Rochelle                    GA
2918       Lowe's Funeral Home                           300 Eighth Street                         Helena                      GA
2935       Carmichael-Hemperly Funeral Home              2968 East Point Street                    East Point                  GA
2941       Glenwood Chapel                               376 Fairview Road                         Stockbridge                 GA
2967       Louie E. Jones Funeral Home                   59 North Main Street                      Alpharetta                  GA
2968       Sandy Springs Chapel                          136 Mt. Vernon Highway                    Atlanta                     GA
2969       Woodstock Funeral Home                        8855  Main Street                         Woodstock                   GA
2975       Stone Mountain Chapel                         1355 Rockbridge Road                      Stone Mountain              GA
2976       Rockdale Chapel                               1999 Georgia Highway 138 SW               Conyers                     GA
2996       Hubert C. Baker Funeral Home                  7415 Hodgson Memorial Drive               Savannah                    GA
3018       Edo Miller and Sons Funeral Home              3321 Glynn Avenue                         Brunswick                   GA
3033       Murchison Funeral Home                        207 Second Street East                    Vidalia                     GA
3083       Hubert C. Baker Funeral Home                  1010 East Victory Drive                   Savannah                    GA
3087       Carmichael-Hemperley Funeral Home             135 Senoia Road                           Peachtree City              GA
3090       Shepard Funeral Home                          600 Oak Street                            Folkston                    GA
3156       Poteet-Windsor Spring FH                      3465 Peach Orchard Road                   Augusta                     GA
3347       Morrison Funeral Home                         197 South College Street                  Pembroke                    GA
3419       Harvey Funeral Home Inc                       184 Crawford Street NE                    Dawson                      GA
3444       Roundtree Funeral Home                        409 East Dame Avenue                      Homerville                  GA
3484       Metro Crematory                               135A Senoia Road                          Peachtree City              GA
3581       Harrell-Faircloth Funeral Home                2929 South Main Street                    Moultrie                    GA

3445       White Mortuary and Crematory                  136 4th Avenue East                       Twin Falls                  ID
3445A      White Mortuary - Kimberly Chapel              712 Center Street West                    Kimberly                    ID

2782       Allen-Grennan Funeral Homes Ltd               505 First Avenue                          Sterling                    IL
2782A      Allen-Grennan Funeral Homes Ltd               520 Holcomb, PO Box 488                   Milledgeville               IL
2782B      Allen-Grennan Funeral Homes Ltd               804 First Avenue                          Rock Falls                  IL
2831       Oehler Funeral Home                           555 North Lee Street                      Des Plaines                 IL
3068       Lauterburg - Oehler                           2000 East Northwest Highway               Arlington Heigh             IL
3105       Allen-Grennan Funeral Home Ltd                202 Fourth Avenue                         Sterling                    IL
3234       Weinstein Family Services                     1300 West Devon Avenue                    Chicago                     IL
3249       Brown Funeral Home                            13820 Lincoln Avenue                      Dolton                      IL
3338       Windridge Funeral Home                        104 High Road                             Cary                        IL



                                     2 OF 7

                               SCHEDULE 10.01(a)
                  [SUBJECT TO FURTHER REVIEW AND CONFIRMATION]



3451       Community-Opyt Funeral Home                   14338 South Indiana Avenue                Riverdale                   IL
3555       Westwood Memorial Chapel                      3201 W. Jefferson St.                     Joliet                      IL

2667       Moster And Cox Mortuary Inc                   334 North Main Street                     Rushville                   IN
2667A      Moster And Cox Mortuary Inc                   101 Conwell Street                        Laurel                      IN
2911       Titus Funeral Home Inc                        2000 East Sheridan                        Warsaw                      IN
3188       Brosmer-Drabing Funeral Home                  8547 West College Street                  French Lick                 IN
3385       Brocksmith Funeral Home                       300 Church Street                         Loogootee                   IN
3411       Denbo Funeral Home                            628 Hwy 64E                               English                     IN
3442       Dillman-Green Funeral Home                    308 Pleasant Street                       Marengo                     IN
3515       Bond-Mitchell Funeral Home                    1682 State Road 135 North                 Nashville                   IN
3586       Foster & Good Funeral Home                    128 West Sixth Street                     Rochester                   IN
3586A      Foster & Good Funeral Home                    808 East Rochester Street                 Akron                       IN
3586B      Foster & Good Funeral Home                    208 N. Michigan Street                    Argos                       IN

2805       Potts Chapel                                  122 South Penn Avenue                     Independence                KS
2805A      Potts Chapel                                  401 Clark Street                          Cherryvale                  KS
3032       Bath Funeral Homes Inc                        510 South Wabash Avenue                   Altamont                    KS
3032A      Bath Funeral Homes Inc                        706 Maple Street                          Chetopa                     KS
3189       Hillside Funeral Home                         935 North Hillside                        Wichita                     KS
3190       Hillside Funeral Home West                    2929 West Thirteenth Street               Wichita                     KS
3191       Hillside Funeral Home                         117 West 6th Avenue                       Augusta                     KS

2956       Leitz-Eagan Funeral Home                      4747 Veterans Boulevard                   Metairie                    LA
3198       Alexander Funeral Home                        2208 Jefferson Highway                    Lutcher                     LA
3198A      Alexander Funeral Home                        821 Fourth Street                         Norco                       LA
3283       Tharp-Sontheimer Tharp Funeral Ho             1600 North Causeway Boulevard             Metairie                    LA
3286       West Side Funeral Home                        5101 Westbank Expressway                  Marrero                     LA
3292       Schoen Funeral Home Of Slidell                3808 Pontchartrain Drive                  Slidell                     LA
3324       Central Services (Reg. Admin. Office)         4127 South Claiborne Avenue               New Orleans                 LA
3541       Ourso Funeral Home                            134 Houmas Street                         Donaldsonville              LA
3541A      Ourso Funeral Home                            31885 Highway 1                           White Castle                LA
3541B      Ourso Funeral Home                            3305 Highway 70 South                     Pierre Part                 LA
3621       Ourso Funeral Home (Gonzales)                 13533 Airline Highway                     Gonzales                    LA
3621A      Hargrave Funeral Home                         1031 Victor II Boulevard                  Morgan City                 LA

3590       The Huntt Funeral Home & Cremator             3035 Old Washington Rd.                   Waldorf                     MD

2872       Covell Funeral Home Inc                       232 East State Street                     Traverse City               MI
2872A      Covell Funeral Home Inc                       312 Pine Street                           Elk Rapids                  MI
2873       Covell-Smith Funeral Home                     200 North Brownson Avenue                 Kingsley,                   MI
2908       Wren Funeral Home Inc                         1401 North Broadway & Woodlawn            Hastings                    MI
3315       East Chapel                                   1730 East Grand River Avenue              East Lansing                MI
3315A      Life's Landscapes                             1730 East Grand River Avenue              East Lansing                MI
3316       Ball-Dunn Chapel                              621 South Jefferson                       Mason                       MI
3317       Williamston Chapel                            205 East Middle Street                    Williamston                 MI
3404       Resurrection Funeral Home Inc                 40800 Hayes Road                          Clinton Townshi             MI
3584       Maple Valley Chapel                           204 Queen Street                          Nashville                   MI

2648       Kapala-Glodek Northeast Chapel                230 13th Avenue North East                Minneapolis                 MN
2668       Malone Funeral Home                           1300 Lowry Avenue                         Minneapolis                 MN
2683       Gearhart Coon Rapids Chapel                   552 East River Road                       Anoka                       MN
2683A      Gearhart Coon Rapids Chapel                   11275 Foley Boulevard North West          Coon Rapids                 MN
2710       Enga-White & Gleason Funeral Chap             5600 Excelsior Boulevard                  St. Louis Park              MN
2710A      Enga-White & Gleason Funeral Chap             5500 Stevens Avenue South                 Minneapolis                 MN
3180       Kapala-Glodek Crystal New Hope Ma             7800 Bass Lake Road                       New Hope                    MN
3340       Crestwood Park Mortuary                       1485 White Bear Avenue North              St. Paul                    MN
3340A      Godbout Mortuary                              560 West 7 Street                         St. Paul                    MN
3340B      Woodlane Mortuary                             2195 Woodlane Drive                       Woodbury                    MN
3557       Bell Brothers Chapel                          601 North 56 Avenue West                  Duluth                      MN
3557A      Jarvi Dowd Chapel                             925 East 4th Street                       Duluth                      MN

2645       Riemann Memorial Funeral Home                 1718 25th Avenue                          Gulfport                    MS
2645B      Riemann Memorial Funeral Home                 11213 Highway 49 North                    Gulfport                    MS
2645C      Riemann Memorial Funeral Home                 135 West 2nd Street                       Pass Christiansen           MS



                                     3 OF 7

                               SCHEDULE 10.01(a)
                  [SUBJECT TO FURTHER REVIEW AND CONFIRMATION]


2645D      Riemann Memorial Funeral Home                 229 Highway 90 East                       Bay St. Louis               MS
2645E      Riemann Memorial Funeral Home                 505 Jeff Davis Avenue                     Long Beach                  MS
2645F      Riemann Memorial Funeral Home                 274 Beauvoir Road                         Biloxi                      MS
2671       Baldwin-Lee Funeral Home                      3780 Highway 80 East                      Pearl                       MS
2672       Baldwin-Lee Funeral Home                      5235 Robinson Road                        Jackson                     MS
2684       Holder-Wells Funeral Home Inc                 4007 Main Street                          Moss Point                  MS
2783       Stringer Funeral Home                         213 North Jackson                         Crystal Springs             MS
2783B      Stringer Funeral Home                         223 North Caldwell Drive                  Hazelhurst                  MS
2837       Memorial Funeral Home                         613 Bunch Street                          Corinth                     MS
2876       Browning Funeral Home                         8 Panola Street                           Water Valley                MS
2876A      Browning Funeral Home                         721 Mills Street                          Water Valley                MS
2877       Thweatt-King Funeral Home                     211 North Pearman Avenue                  Cleveland                   MS
3207       Fisher-Riles Funeral Directors                1830 Cherry Street                        Vicksburg                   MS
3393       Cockrell Funeral Home Inc                     310 North Jefferson Street                Macon                       MS
3491       Barham Funeral Home - Newton                  7774B Highway 39 North                    Meridian                    MS
3491A      Barham Funeral Home - Newton                  9998 Highway #15 North                    Newton                      MS

2985       Retz Funeral Home                             315 East Sixth Avenue                     Helena                      MT
2988       Gorder Funeral Home                           23 3rd Street NW                          Choteau                     MT
2991       O'Connor Funeral Home & Crematory             2425 8th Avenue North                     Great Falls                 MT

2704       Bowman-Capps Funeral Home Inc                 74 South Main Street                      Marshall                    NC

2736       Mackie-High Funeral Home Inc                  35 Duke Street                            Granite Falls               NC
2746       Hanes-Lineberry Funeral Home                  1900 Vanstory Street                      Greensboro                  NC
2755       Moore Funeral Home                            532 Country Club Road                     Brevard                     NC
2780       Capps Funeral Home Inc                        280 North Main Street                     Mars Hill                   NC
2804       Loflin Funeral Home                           212 W Swannanoa Avenue                    Liberty                     NC
3078       Lewis Funeral Home                            312 South Main Street                     Bladenboro                  NC
3129       Reeves Funeral Home Inc                       3308 North Main Street                    Hope Mills                  NC

2619       Strong-Thorne Mortuary                        1100 Coal Avenue SE                       Albuquerque                 NM
2620       Fitzgerald & Son Funeral Director             3113 Carlisle Boulevard NE                Albuquerque                 NM
2685       Grants Mortuary                               1100 East High Street                     Grants                      NM
2778       Griffin Funeral Home                          401 North Dalmont                         Hobbs                       NM
2820       West Funeral Home                             401 North Guadalupe Street                Carlsbad                    NM

3133       American Burial & Crematory Servi             310 Foremaster Lane                       Las Vegas                   NV
2826       Joseph G. Duffy Inc                           255 Ninth Street                          Brooklyn                    NY
2844       Vernon C. Wagner Funeral Homes In             125 Old Country Road                      Hicksville                  NY
2845       Vernon C. Wagner Funeral Homes In             655 Old Country Road                      Plainview                   NY
2934       R. Stutzmann & Son                            224 - 39 Jamaica Avenue                   Queens Village              NY
2946       T. J. McGowan Sons Funeral Home I             113 Lake Road East                        Congers                     NY
3016       Carpenter Funeral Home                        14 East Pulteney Street                   Corning                     NY
3016A      Carpenter Funeral Home                        69 Main Street                            Big Flats                   NY
3016B      Carpenter Funeral Home                        139 Walnut Street                         Corning                     NY
3016C      Carpenter Funeral Home                        161 Oakwood Avenue                        Elmira Heights              NY
3017       T. J. McGowan Sons Funeral Home Inc.          133 Broadway                              Haverstraw                  NY
3042       R. Stutzmann & Son Inc                        2000 Hillside Avenue                      New Hyde Park               NY
3082       Wanamaker & Carlough Inc                      41 Eagle Valley Road                      Sloatsburg                  NY
3082A      Wanamaker & Carlough Inc                      177 Route 59                              Suffern                     NY
3085       M.J. Smith Sons                               248 Prospect Park West                    Brooklyn                    NY
3085A      M.J. Smith Sons                               250 Prospect Park West                    Brooklyn                    NY
3096       Weeks Funeral Home Inc                        123 North Main Street                     Warsaw                      NY
3117       Kennedy-Roth Funeral Home                     41- 45 58th Street                        Woodside                    NY
3214       Coloni Funeral Homes                          Route 9 W South                           New Windsor                 NY
3504       Louis Hirsch & Sons Inc                       1225 Jerome Avenue                        Bronx                       NY
3519B      EF Drown Funeral Service                      5059 Route 11                             Ellenburg Depot             NY
3536       Drown & Strack Memorialists                   Millitary Turnpike                        West Chazy                  NY
3550       James J. Stout Funeral Home Inc               1339 College Point Boulevard              College Point               NY
3564       John Dormi & Sons Inc                         1121 Morris Park Avenue                   Bronx                       NY
3591       T. J. McGowan Sons Funeral Home I             71 North Central Highway                  Garnerville                 NY
3596       Cusimano & Russo Funeral Home Inc             2005 West 6th St.                         Brooklyn                    NY

2707       Corrigan Funeral Home                         14768 Lorain Avenue                       Cleveland                   OH



                                     4 OF 7

                               SCHEDULE 10.01(a)
                  [SUBJECT TO FURTHER REVIEW AND CONFIRMATION]


2707B      Corrigan Funeral Home                         14802 Lorain Avenue                       Cleveland                   OH
2707C      Corrigan Funeral Home                         20820 Lorain Road                         Fairview Park               OH
2712       Finefrock-Williams Funeral Home               350 Marion Avenue                         Mansfield                   OH
2714       H.H. Birkenkamp Funeral Homes                 3219 Tremainsville Road                   Toledo                      OH
2909       Hogenkamp-Straub Funeral Home                 900 West Grand Avenue                     Lima                        OH
3045       Burcham Funeral Home                          119 East Main Street                      Fairborn                    OH
3126       Craciun-Berry Funeral Home                    7200 Detroit Avenue                       Cleveland                   OH
3126A      Berry Funeral Home                            23040 Center Ridge                        Westlake                    OH
3208       DiCicco & Sons Funeral Homes                  5975 Mayfield Rd                          Mayfield Heights            OH
3208A      DiCicco & Sons Funeral Homes                  15707 St. Clair                           Cleveland                   OH
3297       Spiker-Foster Shriver Funeral Hom             710 Tuscarawas Street West                Canton                      OH
3297A      Spiker-Foster Shriver Funeral Hom             4817 Cleveland Avenue North West          Canton                      OH

2627       Guardian/Mayes Funeral Homes                  500 East Alameda                          Norman                      OK
2628       Midtown Funeral Directors & Crema             1133 North Robinson                       Oklahoma City               OK
2629       Guardian  Funeral Homes/Guardian              11600 North Pennsylvania Avenue           Oklahoma City               OK
2630       Guardian  Funeral Homes/Guardian              5820 North West 41st Street               Oklahoma City               OK
2632       Gaskill-Owens Funeral Chapel                  119 North Union                           Shawnee                     OK
2633       Hutchins-Maples Funeral Home                  119 North Chestnut                        Bristow                     OK
2634       Roberts Funeral Home                          404 South Williams                        Westville                   OK
2635       Roberts/Reed-Culver Funeral Home              801 West Locust Street                    Stilwell                    OK
2692       Cooper-Althouse Funeral Home                  5B Street Northwest                       Miami                       OK
2692A      Cooper-Althouse Funeral Home                  118 North Main                            Fairland                    OK
2749       Grace Memorial - Shidler Chapel               2016 North 14th Street                    Ponca City                  OK
2749A      Grace Memorial - Shidler Chapel               200 North Gypsy Avenue                    Shidler                     OK
2852       McMahans Funeral Home Inc                     616 South 8th Street                      Noble                       OK
2861       Heath-Griffith Funeral Service                1823 West 51 Street                       Tulsa                       OK
2933       Reed-Culver Funeral Home Inc                  117 West Delaware Street                  Tahlequah                   OK
3277       Brumley-McCurtain Funeral Home                500 North Park Drive                      Broken Bow                  OK
3277A      Brumley-McCurtain Funeral Home                1101 Lincoln Road                         Idabel                      OK
3305       Hunsaker-Wooten Funeral Home                  201 North 4th                             Fairfax                     OK
3429       Ludlum (Trust) Management Services            1113 North Robinson                       Oklahoma City               OK
3588       Eisenhour Funeral Home                        600 North Main Street                     Blanchard                   OK
3589       Added Touch Flower Shop                       8801 N.E. 23rd Street                     Oklahoma City               OK

2618       Gable And Parkrose Funeral Chapel             225 North East 80th Avenue                Portland                    OR
2679       Keizer Funeral Chapel                         4365 River Road North                     Keizer                      OR
2697       Peake Memorial Chapel                         1925 SE Scott Street                      Milwaukie                   OR
2989       Lienkaemper Chapel                            78 North West 1st Avenue                  Ontario                     OR
2989A      Lienkaemper Chapel                            207 Ehrgood Avenue                        Nyssa                       OR
2989B      Lienkaemper Chapel                            222 Yakima Street South                   Vale                        OR
3049       Buell Chapel                                  320 North 6th Street                      Springfield                 OR
3128       O' Hair's & Riggs Funeral Chapel              515 Pine Street                           Klamath Falls               OR
3321       Young's Funeral Home                          11831 South West Pacific Highway          Tigard                      OR
3322       Pegg, Paxson & Springer Mortuary              4675 SW Watson                            Beaverton                   OR
3323       Bateman Carroll Funeral Chapel &              520 West Powell Boulevard                 Gresham                     OR

2699       Neill Funeral Home Inc                        3501 Derry Street                         Harrisburg                  PA
2724       Neill Funeral Home - Harrisburg               3501 Derry Street                         Harrisburg                  PA
2924       Reese Funeral Home                            911 North Second Street                   Harrisburg                  PA
3043       Neill Funeral Home - Camp Hill                3401 Market Street                        Camp Hill                   PA
3397       Burton L. Hirsch Funeral Home Inc             2704 Murray Avenue                        Pittsburgh                  PA
3465       H.P. Brandt Funeral Home Inc                  1032 Perry Highway                        Pittsburgh                  PA
3466       H. Samson Inc                                 537 North Neville Street                  Pittsburgh                  PA

3137       Pontarelli-Marino Funeral Home                971 Branch Avenue                         Providence                  RI
3143       Prata Funeral Home                            1488 Westminster Street                   Providence                  RI
3143B      Prata Funeral Home                            372 Broadway                              Pawtucket                   RI
3143C      Prata Funeral Home                            78 Providence Street                      West Warwick                RI
3464       Wilbur-Romano Funeral Home                    615 Main Street                           Warren                      RI
3627       Romano Funeral Home                           627 Union Avenue                          Providence                  RI

2871       Mahaffey Funeral Home                         201 North Catawba Street                  Lancaster                   SC
3538       Cauthen Funeral Home                          410 West Meeting Street                   Lancaster                   SC
3538A      Cauthen Funeral Home                          316 East Richland Street                  Lancaster                   SC



                                     5 OF 7

                               SCHEDULE 10.01(a)
                  [SUBJECT TO FURTHER REVIEW AND CONFIRMATION]



3538B      Cauthen Flower Shop                           410 West Meeting Street                   Lancaster                   SC
3562       Cauthen Funeral Home                          700 Heckle Boulevard                      Rock Hill                   SC

2693       McCarty-Weaver Cumberland Chapel              5815 Western Avenue                       Knoxville                   TN
2705       Brown Funeral Home                            338 East Main Street                      Newport                     TN
2706       Colboch-Price Funeral Home Inc                Towne Square                              Rogersville                 TN
2723       McCarty's Mortuary Inc                        4004 Holston Drive                        Knoxville                   TN
2732       Wilson Funeral Home                           108 North Gap Main Street                 Bulls Gap                   TN
2756       Stockdale-Malin Funeral Home                  133 North Forrest Avenue                  Camden                      TN
2756A      Stockdale-Malin Funeral Home                  13625 Highway 69 A                        Big Sandy                   TN
2790       Pettus-Owen/Dickson's Funeral Directors       4506 Charlotte Avenue                     Nashville                   TN
2790A      Dickson's Fairview Chapel                     539 Fairview Boulevard                    Fairview                    TN
2791       Franklin Memorial Chapel                      1009 West Main Street                     Franklin                    TN
2792       Daves-Culbertson Inc                          401 N. Jackson Street                     Tullahoma                   TN
2793       McMinnville Funeral Home                      117 Underwood Road                        McMinnville                 TN
2795       Rawlings Funeral Home Inc                     212 Court Avenue                          Sevierville                 TN
2910       McCarty's Evergreen Chapel                    7426 Asheville Highway                    Knoxville                   TN
3063       Newby Funeral Home Inc                        202 East Main Street                      Gallatin                    TN
3091       McNeil Funeral Home Inc                       118 Church Street                         Sneedville                  TN
3099       Buckner's Dickson Funeral Home                209 East College Street                   Dickson                     TN
3099A      Buckner's Dickson Funeral Home                317 Main Street                           White Bluff                 TN
3173       Luff Bowen Funeral Home Inc                   104 East Main Street                      Waverly                     TN
3173A      Luff Bowen Funeral Home Inc                   Highway 70 East                           McEwen                      TN
3394       Coffey  Mortuary Inc                          937 Broad Street                          Tazewell                    TN
3523       J.W. Curry & Son Funeral Home                 416 Sampson Avenue                        Dyersburg                   TN
3595       Mcreynolds-Nave & Larson FH                   1209 Madison St.                          Clarksville                 TN
3595A      Nave Funeral Home                             11 Main Street                            Erin                        TN
3614       Kiser Funeral Home                            401 West Main Street                      Greeneville                 TN

2638       Harding-Orr And McDaniel Funeral              320 Montana Boulevard                     El Paso                     TX
2708       Darling-Mouser Funeral Home                   945 Palm Boulevard                        Brownsville                 TX
2730       Trevino Funeral Homes                         1355 Old Port Isabel Road                 Brownsville                 TX
2787       Angelus Funeral Home                          1100 East Houston Street                  Beeville                    TX
2787A      Galloway & Sons FH                            409 North Tyler                           Beeville                    TX
2787B      Galloway & Sons Inc                           Bowie and San Marcos                      George West                 TX
2787C      Galloway & Sons, Inc                          1600 Laurel Avenue                        Three Rivers                TX
2840       Martin's Funeral Homes & Cemeteri             100 South Morgan                          Granbury                    TX
2841       Martin's Funeral Homes  & Cemeter             302 North Anglin                          Cleburne                    TX
2887       Palmer Mortuary                               1116 North Austin Street                  Seguin                      TX
2962       Southside Funeral Home                        6301 South Flores Street                  San Antonio                 TX
2964       Virgil Wilson Mortuary                        2200 North Conway                         Mission                     TX
3021       Earthman Hunters Creek Funeral Ho             8303 Katy Freeway                         Houston                     TX
3023       Earthman Bellaire Funeral Home                6700 Ferris                               Bellaire                    TX
3024       Earthman Baytown Funeral Home                 3919 Garth Road                           Baytown                     TX
3025       Earthman Downtown Funeral Home                2420 Fannin                               Houston                     TX
3026       Earthman North Funeral Home                   5100 North Freeway                        Houston                     TX
3027       Earthman Gulf Funeral Home                    6330 Gulf Freeway                         Houston                     TX
3028       Earthman Southwest Funeral Home               12555 South Kirkwood                      Stafford                    TX
3050       Alief-Sharpstown Funeral Home                 7730 Boone Road                           Houston                     TX
3388       J.B. Earthman Tanglewood Funeral              5740 San Felipe                           Houston                     TX
3402       Max Martinez Mortuary                         2015  West Martin Street                  San Antonio                 TX
3409       North Park Funeral Home                       511 Fredericksburg Road                   San Antonio                 TX
3410       Colonial Chapel Hill Funeral Home             7735 Gibbs Sprawl Road                    San Antonio                 TX
3415       Colonial Funeral Home                         625 Kitty Hawk Road                       Universal City              TX
3505       Elsa Memorial Chapel                          201 North Broadway                        Elsa                        TX
3543       Trevino Funeral Homes                         226 Cupples Road                          San Antonio                 TX
3592       Trevino Funeral Home - Palo Alto              2525 Palo Alto Rd.                        San Antonio                 TX

2785       Howell Funeral Home                           Highway 58 East                           Stuart                      VA
2824       Lynch Funeral Home                            140 Floyd Avenue                          Rocky Mount                 VA
2838       Lomax Funeral Home                            2200 E. Midland Trail                     Buena Vista                 VA
2880       Collins & McKee-Stone Funeral Ser             30 Riverside Highway                      Bassett                     VA
2881       Collins & McKee-Stone Funeral Ser             109 Broad Street                          Martinsville                VA
3039       Mullins & Thompson Funeral Servic             186 Shelton Shop Road                     Stafford                    VA
3040       Mullins & Thompson Funeral Servic             9215 Courthouse Road                      Spotsylvania                VA



                                     6 OF 7

                               SCHEDULE 10.01(a)
                  [SUBJECT TO FURTHER REVIEW AND CONFIRMATION]



3041       Diuguid Funeral Service                       1016 Rivermont Ave.                       Lynchburg                   VA
3041A      Diuguid Funeral Service                       21914 Timberlake                          Lynchburg                   VA
3131       Bucktrout of Williamsburg                     4124 Ironbound Road                       Williamsburg                VA
3232       Community Funeral Services                    109 Fontaine Drive                        Ridgeway                    VA
3337       Riverside Funeral Home & Cremator             7415 River Road                           Newport News                VA
3364       Woodward Funeral Home Inc                     200 Fredericksburg Avenue                 Louisa                      VA
3399       Arlington Funeral Home                        3901 North Fairfax Drive                  Arlington                   VA
3399A      Arlington Funeral Home                        3901 North Fairfax Drive                  Arlington                   VA
3407       Lacy Funeral Home                             6241 Cross County Road                    Mineral                     VA
3593       Diuguid Funeral Service                       811 Wiggington Rd.                        Lynchburg                   VA

2615       Shaw & Sons Funeral Directors                 201 North Second Street                   Yakima                      WA
2622       Schaefer-Shipman Funeral Home Inc             804 State Avenue                          Marysville                  WA
2623       Powers Funeral Homes Inc                      320 West Pioneer Avenue                   Puyallup                    WA
2681       Brown Mortuary Service                        299 North Market Boulevard                Chehalis                    WA
2681A      Brown Mortuary Service                        58 Main Street                            Morton                      WA
2682       Sticklin Funeral Chapel                       1437 South Gold                           Centralia                   WA
2686       Vancouver Funeral Chapel                      110 East 12th Street                      Vancouver                   WA
2904       Powers Funeral Homes Inc                      15124 Main Street                         Sumner                      WA
2905       Powers-Orting Funeral Home                    224 South Washington                      Orting                      WA
3311       Snoqualmie Valley Chapel                      1202 Boalch Avenue NW                     North Bend                  WA
3358       Waterville Funeral Home                       303 West Locust                           Waterville                  WA
3359       Braun Funeral Home                            227 Cottage Avenue                        Cashmere                    WA
3361       Merritt Funeral Home                          218 W 3rd Street                          Wapato                      WA
3423       Bauer Funeral Chapel Inc                      701 First Street                          Snohomish                   WA

2799       Dorsey Funeral Home Inc                       701 South Pike Street                     Shinnston                   WV
3069       Bartlett Funeral Home                         202 McGraw Avenue                         Grafton                     WV



                                     7 OF 7

                               SCHEDULE 10.01(b)
                  [SUBJECT TO FURTHER REVIEW AND CONFIRMATION]


LOC. #     LOCATION NAME                                 LOCATION ADDRESS                          CITY                        ST

2729       Stubblefield Funeral Home Inc                 5421 E Andrew Johnson Highway             Morristown                  TN
2797       Kreidler-Ashcraft Funeral Director            1002 East Harrison Street                 Harlingen                   TX
2834       May & Smith Funeral Directors - T             320 North Main Street                     Tennille                    GA
2857       May & Smith Funeral Directors - S             506 West Church Street                    Sandersville                GA
2914       Biggs Funeral Home                            3801 South First Street                   Lake City                   FL
2956A      Leitz-Eagan Funeral Home                      919 Amelia Street                         Gretna                      LA
3000       Kolkmeyer-Helmkamp-Orians Funeral             506 North Cable Road                      Lima                        OH
3000A      Kolkmeyer-Helmkamp-Orians Funeral             712 South Main Street                     Lima                        OH
3000B      Kolkmeyer-Helmkamp-Orians Funeral             228 North Franklin                        Delphos                     OH
3000C      Kolkmeyer-Helmkamp-Orians Funeral             202 North Franklin                        Ottoville                   OH

3125       Aaron Funeral Home                            2609 South Walnut Street Road             Bloomington                 IN
3127       Craciun Funeral Home Inc                      14925 East Bagley Road                    Middleburg Heig             OH
3138       Graceland Funeral Home                        3434 W Flagler Street                     Miami                       FL
3211       Leasure-Stein Funeral Home                    230 Baltimore Avenue                      Cumberland                  MD
3217       Cedar Hill Chapel                             1040 East Nine Mile Road                  Pensacola                   FL
3225       McNeil-Keyes Funeral Home                     1380 North Palafox Street                 Pensacola                   FL
3225A      Crematory of Northwest Florida                21 East Lee Street                        Pensacola                   FL
3226       C.E. Prevatt Funeral Home                     801 Tyrone Boulevard                      St. Petersburg              FL
3287       P.J. McMahon & Sons Funeral Home              4800 Canal Street                         New Orleans                 LA
3303       Byrd-Hillside Funeral Home                    633 North Broadway                        Wichita                     KS
3377       Funeraria Abreu Gonzalez                      6851 SW 40th Street                       Miami                       FL
3420       Harvey's Reese Park Chapel Funera             612 Reese Park                            Americus                    GA
3475       Walker Chapel Funeral Home                    1200 Ellard Road                          Fultondale                  AL
3519       O'Neill-Redden-Drown Funeral Home             94 Court Street                           Plattsburgh                 NY
3519D      EF Drown Funeral Service                      361 Route 11                              Champlain                   NY
3549       Fitzpatrick Funeral Services Ltd.             13820 Lincoln Avenue                      Dolton                      IL
3559       Alexander-Johnson Funeral Chapel              408 Church Street                         Ottumwa                     IA
3600       Howell & Jessie Funeral Home                  1196 Hillview Boulevard                   Louisville                  KY

3205       Lange Funeral Home                            416 East Maple                            Centerville                 IA
3469       Bright Funeral Home                           704 Brownsville Road                      Pittsburgh                  PA


                                     1 OF 1

                                                                  SCHEDULE 10.02

                                   PERFECTION



         Alderwoods will cause executed Mortgages in acceptable form for recordation covering (i) at least 80% of the properties listed on part (a) of
Schedule 10.01 to be duly recorded within fifteen Business Days of the Measurement Date, (ii) at least 90% of the properties listed on part (a) of
Schedule 10.01 to be duly recorded within twenty Business Days after the Measurement Date, and (iii) at least 95% of the properties listed on part (b) of
Schedule 10.01 to be duly recorded within sixty calendar days of the Measurement Date (except with respect to any such properties sold prior to that date). Thereafter, Alderwoods will use commercially reasonably efforts to cause executed Mortgages in acceptable form for recordation covering the remaining properties listed on Schedule 10.01 to be recorded. Promptly upon the release of any mortgage held by a third party against any real property owned in fee simple by a Subsidiary Guarantor (not constituting or used as a cemetery) that would have been subjected to a first priority Mortgage on or about the date hereof but for such mortgage, Alderwoods will cause such real property to be subjected to a first-priority Mortgage in favor of the Collateral Agent.

                                                                       EXHIBIT A


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ALDERWOODS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE.



                             ALDERWOODS GROUP, INC.



                        11% SENIOR SECURED NOTES DUE 2007


No.                                                                  $
    ------                                                            ----------

CUSIP No.


         ALDERWOODS GROUP, INC., a corporation incorporated under the laws of the State of Delaware (herein called "ALDERWOODS", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co. or registered assigns, the principal sum of _______________ Dollars on January 2, 2007, at the office or agency of Alderwoods referred to below, and to pay interest thereon on June 15 and December 15, in each year, commencing on June 15, 2002, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Measurement Date (subject to deduction as provided for in Section 2.01 of the Indenture), at the rate of 11% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "REGULAR RECORD DATE"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Global Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Global Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Global Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.



         Payment of the principal of, premium, if any, and interest on this Global Note will be made at the office or agency of Alderwoods maintained for that purpose in the Borough of Manhattan in the City of New York, or at such other office or agency of Alderwoods as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of Alderwoods by check mailed to the address of the Person entitled thereto as such address shall appear on the security register maintained by the Registrar. Reference is hereby made to the further provisions of this Global Note set forth on the reverse hereof.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Global Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Alderwoods has caused this instrument to be duly executed under its corporate seal.


         Dated:


                                        ALDERWOODS GROUP, INC.



                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:



                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Global Notes designated therein referred to in the within-mentioned Indenture.


                                        WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION, Trustee



                                        By:
                                           -------------------------------------
                                            Authorized Officer

                            (Reverse of Global Note)


         1. INDENTURE. This Global Note is one of the duly authorized Five-Year Notes of Alderwoods designated as its 11% Senior Secured Notes due 2007 (the "FIVE-YEAR NOTES"), which may be issued under an indenture (herein called the "INDENTURE") dated as of January 2, 2002, among Alderwoods Group, Inc., a Delaware corporation, as issuer ("ALDERWOODS") and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (herein called the "TRUSTEE," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of Alderwoods, the Trustee and the Holders of the Five-Year Notes, and of the terms upon which the Five-Year Notes are, and are to be, authenticated and delivered.


         All capitalized terms used in this Five-Year Note that are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.


         No reference herein to the Indenture and no provisions of this Five-Year Note or of the Indenture shall alter or impair the obligation of Alderwoods, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Five-Year Note at the times, place and rate, and in the coin or currency, herein prescribed.


         2. REDEMPTION.


         (a) OPTIONAL REDEMPTION. The Five-Year Notes are redeemable as a whole or in part, at the option of Alderwoods, at any time upon not less than 10 nor more than 60 days' prior notice at a Redemption Price equal to 100% of their principal amount plus accrued interest to the date of redemption.


         (b) PARTIAL REDEMPTION. In the event of redemption of this Five-Year
Note in part only, a new Five-Year Note or Five-Year Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.


         3. OFFERS TO PURCHASE. Section 4.11 of the Indenture provides that upon the occurrence of a Change of Control, and subject to further limitations contained therein, Alderwoods shall make an offer to purchase certain amounts of the Five-Year Notes in accordance with the procedures set forth in the Indenture. Section 4.12 of the Indenture provides that upon the occurrence of certain Asset Sales, and subject to further limitations contained therein, Alderwoods shall make an offer to purchase certain amounts of the Five-Year Notes in accordance with the procedures set forth in the Indenture.


         4. DEFAULTS AND REMEDIES. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Five-Year Notes, plus all accrued and unpaid interest, if any, to and including the date the Five-Year Notes are paid, may be declared or may become due and payable in the manner and with the effect provided in the Indenture.


         5. DEFEASANCE. The Indenture contains provisions (which provisions apply to this Five-Year Note) for defeasance at any time of (a) the entire indebtedness of Alderwoods under this Five-Year Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by Alderwoods with certain conditions set forth therein.



         6. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of Alderwoods and the rights of the Holders under the Indenture at any time by Alderwoods and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Five-Year Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Five-Year Notes at the time outstanding, on behalf of the Holders of all the Five-Year Notes, to waive compliance by Alderwoods with certain provisions of the Indenture and certain past Defaults and Events of Default under the Indenture and this Five-Year Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Five-Year Note shall be conclusive and binding upon such Holder and upon all future Holders of this

Five-Year Note and of any Five-Year Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Five-Year Note.


         7. DENOMINATIONS, TRANSFER AND EXCHANGE. The Five-Year Notes are issuable only in registered form without coupons in denominations of $100 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Five-Year Notes are exchangeable for a like aggregate principal amount of Five-Year Notes of a different authorized denomination, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Five-Year Note is registrable on the security register of Alderwoods, upon surrender of this Five-Year Note for registration of transfer at the office or agency of Alderwoods maintained for such purpose in the Borough of Manhattan in the City of New York or at such other office or agency of Alderwoods as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Five-Year Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any registration of transfer or exchange or redemption of Five-Year Notes, but Alderwoods may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.



         8. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Five-Year Note for registration of transfer, Alderwoods, the Trustee and any agent of Alderwoods or the Trustee may treat the Person in whose name this Five-Year Note is registered as the owner hereof for all purposes, whether or not this Five-Year Note shall be overdue, and neither Alderwoods, the Trustee nor any agent shall be affected by notice to the contrary.



         9. GOVERNING LAW. This Five-Year Note shall be governed by and construed in accordance with the laws of the State of New York.

                                   Schedule A

                Exchange of (a) portions of this Global Note for
                      Physical Notes or (b) Physical Notes
                      for an interest in this Global Note.


                Principal Amount of Physical Notes
               Issued in Exchange for, or Exchanged     Remaining Principal Amount of this    Notation Made
   Date        for an Interest in, the Global Note                  Global Note                     By
------------ ----------------------------------------- -------------------------------------- ---------------
------------ ----------------------------------------- -------------------------------------- ---------------

------------ ----------------------------------------- -------------------------------------- ---------------

------------ ----------------------------------------- -------------------------------------- ---------------

------------ ----------------------------------------- -------------------------------------- ---------------

------------ ----------------------------------------- -------------------------------------- ---------------

                                                                       EXHIBIT B


                             ALDERWOODS GROUP, INC.



                        11% SENIOR SECURED NOTES DUE 2007


No.                                                                  $
    ------                                                            ----------

CUSIP No.


         ALDERWOODS GROUP, INC., a corporation incorporated under the laws of the State of Delaware (herein called "ALDERWOODS", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [_______] or registered assigns, the principal sum of _______________ Dollars on January 2, 2007, at the office or agency of Alderwoods referred to below, and to pay interest thereon on June 15 and December 15, in each year, commencing on June 15, 2002, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Measurement Date (subject to deduction as provided for in Section 2.01 of the Indenture), at the rate of 11% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Physical Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "REGULAR RECORD DATE"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Physical Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Physical Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Physical Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Physical Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.



         Payment of the principal of, premium, if any, and interest on this Physical Note will be made at the office or agency of Alderwoods maintained for that purpose in the Borough of Manhattan in the City of New York, or at such other office or agency of Alderwoods as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of Alderwoods by check mailed to the address of the Person entitled thereto as such address shall appear on the security register maintained by the Registrar or by wire transfer to such account as the Person entitled thereto may request in form reasonably satisfactory to Alderwoods and the Trustee. Reference is hereby made to the further provisions of this Physical Note set forth on the reverse hereof.


         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Physical Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Alderwoods has caused this instrument to be duly executed under its corporate seal.


         Dated:


                                        ALDERWOODS GROUP, INC.



                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:



                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Physical Notes designated therein referred to in the within-mentioned Indenture.


                                        WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION, Trustee



                                        By:
                                           -------------------------------------
                                            Authorized Officer

                           (Reverse of Physical Note)



         1. INDENTURE. This Physical Note is one of the duly authorized Five-Year Notes of Alderwoods designated as its 11% Senior Secured Notes due 2007 (the "FIVE-YEAR NOTES"), which may be issued under an indenture (herein called the "INDENTURE") dated as of January 2, 2002, among Alderwoods Group, Inc., a Delaware corporation, as issuer ("ALDERWOODS") and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (herein called the "TRUSTEE," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of Alderwoods, the Trustee and the Holders of the Five-Year Notes, and of the terms upon which the Five-Year Notes are, and are to be, authenticated and delivered.



         All capitalized terms used in this Five-Year Note that are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.



         No reference herein to the Indenture and no provisions of this Five-Year Note or of the Indenture shall alter or impair the obligation of Alderwoods, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Five-Year Note at the times, place and rate, and in the coin or currency, herein prescribed.


         2. REDEMPTION.


         (a) OPTIONAL REDEMPTION. The Five-Year Notes are redeemable as a whole or in part, at the option of Alderwoods, at any time upon not less than 10 nor more than 60 days' prior notice at a Redemption Price equal to 100% of their principal amount plus accrued interest to the date of redemption.


         (b) PARTIAL REDEMPTION. In the event of redemption of this Five-Year
Note in part only, a new Five-Year Note or Five-Year Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.


         3. OFFERS TO PURCHASE. Section 4.11 of the Indenture provides that upon the occurrence of a Change of Control, and subject to further limitations contained therein, Alderwoods shall make an offer to purchase certain amounts of the Five-Year Notes in accordance with the procedures set forth in the Indenture. Section 4.12 of the Indenture provides that upon the occurrence of certain Asset Sales, and subject to further limitations contained therein, Alderwoods shall make an offer to purchase certain amounts of the Five-Year Notes in accordance with the procedures set forth in the Indenture.


         4. DEFAULTS AND REMEDIES. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Five-Year Notes, plus all accrued and unpaid interest, if any, to and including the date the Five-Year Notes are paid, may be declared or may become due and payable in the manner and with the effect provided in the Indenture.


         5. DEFEASANCE. The Indenture contains provisions (which provisions apply to this Five-Year Note) for defeasance at any time of (a) the entire indebtedness of Alderwoods under this Five-Year Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by Alderwoods with certain conditions set forth therein.



         6. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of Alderwoods and the rights of the Holders under the Indenture at any time by Alderwoods and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Five-Year Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Five-Year Notes at the time outstanding, on behalf of the Holders of all the Five-Year Notes, to waive compliance by Alderwoods with certain provisions of the Indenture and certain past Defaults and Events of Default under the Indenture and this Five-Year Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Five-Year Note shall be conclusive and binding upon such Holder and upon all future Holders of this

Five-Year Note and of any Five-Year Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Five-Year Note.



         7. DENOMINATIONS, TRANSFER AND EXCHANGE. The Five-Year Notes are issuable only in registered form without coupons in denominations of $100 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Five-Year Notes are exchangeable for a like aggregate principal amount of Five-Year Notes of a different authorized denomination, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Five-Year Note is registrable on the security register of Alderwoods, upon surrender of this Five-Year Note for registration of transfer at the office or agency of Alderwoods maintained for such purpose in the Borough of Manhattan in the City of New York or at such other office or agency of Alderwoods as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Five-Year Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any registration of transfer or exchange or redemption of Five-Year Notes, but Alderwoods may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.



         8. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Five-Year Note for registration of transfer, Alderwoods, the Trustee and any agent of Alderwoods or the Trustee may treat the Person in whose name this Five-Year Note is registered as the owner hereof for all purposes, whether or not this Five-Year Note shall be overdue, and neither Alderwoods, the Trustee nor any agent shall be affected by notice to the contrary.



         9. GOVERNING LAW. This Five-Year Note shall be governed by and construed in accordance with the laws of the State of New York.

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you wish to have this Five-Year Note purchased by Alderwoods pursuant to Section 4.11 or 4.12 of the Indenture, check the "Yes" box:


                                     Yes [ ]


         If you wish to have a portion of this Five-Year Note purchased by Alderwoods pursuant to Section 4.11 or 4.12 of the Indenture, state the amount:


                                  $
                                   -----------

Date:                   Your Signature:
      --------------                   -----------------------------------------
                                       (Sign exactly as your name appears on the other side of this Five-Year Note)


Signature Guarantee:
                      ----------------------------------------

                                 ASSIGNMENT FORM


         If you the holder want to assign this Five-Year Note, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Five-Year Note to
                                                            --------------------

--------------------------------------------------------------------------------
              (Insert assignee's social security or tax ID number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint _______________ agent to transfer this Five-Year Note on the books of Alderwoods. The agent may substitute another to act for him.




Date:                   Your Signature:
      --------------                   -----------------------------------------
                                       (Sign exactly as your name appears on the other side of this Five-Year Note)



Signature Guarantee:
                      ----------------------------------------